UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

Computer Programs and Systems, Inc.

(Name of registrant as Specified in its Charter)

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March 18, 2019

To the Stockholders of Computer Programs and Systems, Inc.:

You are invited to attend the 2019 Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (the “Company”), which will be held at The Battle House Renaissance Mobile Hotel & Spa, 26 North Royal Street, Mobile, Alabama 36602, on Monday, April 29, 2019 at 8:00 a.m., Central Time. Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Your vote, whether in attendance on April 29, 2019 or by proxy, is important. Please review the instructions on each of your voting options described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail. For those of you who are able to join us in Mobile, Alabama, there will be an opportunity for you to meet with management, the Board of Directors and your fellow stockholders and, importantly, vote your shares. If you are unable to join us in person, I urge you to vote as soon as possible.

Sincerely,

David A. Dye
Chairman of the Board

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 Wall Street

Mobile, Alabama 36695

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MONDAY, APRIL 29, 2019

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (the “Company”) will be held at 8:00 a.m., Central Time, on Monday, April 29, 2019, at The Battle House Renaissance Mobile Hotel & Spa, 26 North Royal Street, Mobile, Alabama 36602. Directions to attend the annual meeting where you may vote in person can be found on our website at http://investors.cpsi.com. The annual meeting is being held for the following purposes:

1.	To elect three Class II directors to serve on the Board of Directors of the Company for a three-year term expiring at the 2022 Annual Meeting of Stockholders;

2.	To approve the adoption of the Computer Programs and Systems, Inc. 2019 Incentive Plan;

3.	To approve on a non-binding advisory basis the compensation of the Company’s named executive officers (“NEOs”);

4.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2019; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors recommends that you vote FOR each of the three director nominees; FOR the adoption of the Computer Programs and Systems, Inc. 2019 Incentive Plan; FOR the approval on an advisory basis of the compensation of our NEOs; and FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2019. The annual meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

The Board of Directors has set March 4, 2019 as the record date for the annual meeting. Only holders of record of the Company’s common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

Whether or not you plan to attend the annual meeting, we urge you to review these materials carefully, which are available at www.proxydocs.com/CPSI. We also encourage you to vote by (i) following the instructions on the Notice that you received from your broker, bank or other nominee if your shares are held beneficially in “street name” or (ii) one of the following means if your shares are registered directly in your name with the Company’s transfer agent:

i

•

By Internet: Go to the website www.proxypush.com/CPSI and follow the instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials to obtain your records and create an electronic voting instruction form.

•

By Telephone: From a touch-tone telephone, dial toll-free 1-866-509-1050 and follow the recorded instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials in order to vote by telephone.

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By Mail: You may request from the Company a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than April 28, 2019 in order to be counted for the annual meeting.

By order of the Board of Directors,

David A. Dye
Chairman of the Board

This Proxy Statement and the accompanying instruction form or proxy card are being made available on or about March 18, 2019.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MONDAY, APRIL 29, 2019

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Computer Programs and Systems, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting on Monday, April 29, 2019 at 8:00 a.m., Central Time, at The Battle House Renaissance Mobile Hotel & Spa, 26 North Royal Street, Mobile, Alabama 36602.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting.

On or about March 18, 2019, we began sending a Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

We encourage all of our stockholders to vote at the Annual Meeting, and we hope the information contained in this document will help you decide how you wish to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on April 29, 2019

The Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company’s 2018 Annual Report to Stockholders are available free of charge to view, print and download at www.proxydocs.com/CPSI.

Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including financial statements and schedules thereto, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Corporate Information” section of our website at http://investors.cpsi.com (under the “2019 Annual Meeting Materials” link). You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including financial statements and schedules thereto, free of charge, from us by sending a written request to: Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695, Attn: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why is the Company soliciting my proxy?

The Board is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders to be held at The Battle House Renaissance Mobile Hotel & Spa, 26 North Royal Street, Mobile, Alabama 36602, on Monday, April 29, 2019 at 8:00 a.m., Central Time, and any adjournments of the meeting, which we refer to as the “Annual Meeting.” This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2018 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about March 18, 2019, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to our stockholders which instructs you on how to access and review the proxy materials on the Internet. The Notice also instructs you on how to submit your proxy via the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Why am I receiving these materials?

Our Board is providing these proxy materials to you on the Internet or, upon your request, will deliver printed versions of these materials to you by mail, in connection with the Annual Meeting, which will take place on April 29, 2019. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	our Proxy Statement for the Annual Meeting; and

•	our 2018 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, including our audited consolidated financial statements.

If you request printed versions of these materials by mail, these materials will also include the proxy card for the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

At the Annual Meeting, we will ask you to:

Proposal 1:	Elect three Class II directors to serve on the Board of Directors of the Company for a three-year term expiring at the 2022 Annual Meeting of Stockholders;

Proposal 2:	Approve the adoption of the Computer Programs and Systems, Inc. 2019 Incentive Plan;

Proposal 3:	Approve on an advisory basis the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement; and

Proposal 4:	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2019.

What is the Board’s voting recommendation?

The Company’s Board of Directors recommends that you vote your shares FOR the election of each of the Class II director nominees set forth in this Proxy Statement; FOR the adoption of the Computer Programs and Systems, Inc. 2019 Incentive Plan; FOR the approval, on an advisory basis, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement; and FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2019.

Unless instructed to the contrary, the shares represented by the proxies will be voted FOR all of the listed nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

What shares owned by me can be voted?

All shares owned by you as of the close of business on March 4, 2019 (the “Record Date”) may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stock broker, bank or other nominee. At the close of business on the Record Date, there were 14,221,244 shares of the common stock of the Company, par value $.001 per share, outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of the Company’s stockholders hold their shares through a stock broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, J. Boyd Douglas, the Company’s President and Chief Executive Officer, and Matt J. Chambless, the Company’s Chief Financial Officer, Secretary and Treasurer, or to vote in person at the Annual Meeting. If you request printed copies of the proxy materials, the Company will provide a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the Annual Meeting. You also have the right to direct your broker on how to vote these shares. The Notice that you receive from your broker or nominee should include instructions for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How can I vote my shares without attending the Annual Meeting?” However, shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record or shares held beneficially in “street name” may be voted in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting and you are the stockholder of record, please bring proof of identification. If you hold your shares in “street name,” please bring proof of ownership of the Company’s common stock on the Record Date, such as the Notice of Internet Availability of Proxy Materials, legal proxy, voting instruction form provided by your broker, bank or other nominee, or a proxy card, as well as proof of identification. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote by proxy without attending the Annual Meeting. If you are the stockholder of record, you can vote by proxy by one of the following means:

•

By Internet: Go to the website www.proxypush.com/CPSI and follow the instructions. You will need the control number included on your Notice to obtain your records and create an electronic voting instruction form.

•	By Telephone: From a touch-tone telephone, dial toll-free 1-866-509-1050 and follow the recorded instructions. You will need the control number included on your Notice in order to vote by telephone.

•

By Mail: You may request a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than April 28, 2019 in order to be counted for the Annual Meeting.

If you hold your shares beneficially in “street name,” please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction form. We urge you to review the proxy materials carefully before you vote. These materials are available at www.proxydocs.com/CPSI.

Can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction form bearing a later date (which will automatically revoke your earlier voting instructions), which new vote must be received by 11:59 p.m., Central Time, on April 28, 2019. You may also enter a new vote by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

What is the voting requirement to approve each of the proposals?

Proposal 1, Election of Directors: Under the Company’s Bylaws, in order for a director nominee to be elected to the Board of Directors by the Company’s stockholders in an uncontested election of directors, he or she must receive an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that a Class II director nominee will be elected to the Board of Directors at the Annual Meeting if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election at the meeting, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

An uncontested incumbent director is required to submit a contingent letter of resignation to the Board of Directors at the time of his or her nomination for consideration by the Nominating and Corporate Governance Committee of the Board. If such a director does not receive a majority of votes cast “for” his or her election, the Nominating and Corporate Governance Committee is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the committee’s recommendation expeditiously following the date of certification of the election results. The Company will publicly disclose the Board’s decision and its reasoning with regard to its decision on the tendered resignation.

Proposal 2, Approval of the 2019 Incentive Plan: Under the Company’s Bylaws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the approval of the 2019 Incentive Plan. Abstentions and broker non-votes will not be taken into account in determining the outcome of the approval of the 2019 Incentive Plan.

Proposal 3, Advisory Vote on Executive Compensation: Our Board of Directors is seeking a non-binding advisory vote regarding the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. Under the Company’s Bylaws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the advisory vote on executive compensation. Abstentions and broker non-votes will not be taken into account in determining the outcome of the advisory vote on executive compensation. This vote is advisory and non-binding in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Proposal 4, Ratification of Appointment of Independent Registered Public Accountants: Under the Company’s Bylaws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting, with abstentions not counting as votes “for” or “against.” Abstentions will not be taken into account in determining the outcome of the ratification of the appointment of the Company’s independent registered public accountants.

What is the effect of abstentions and broker non-votes?

A stockholder may abstain with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will not affect the outcome of the election of directors (Proposal 1), the approval of the 2019 Incentive Plan (Proposal 2), the non-binding advisory vote on executive compensation (Proposal 3) or the ratification of the appointment of the Company’s independent registered public accountants (Proposal 4).

If you hold your shares in “street name” and do not direct your broker or other nominee as to how you want your shares to be voted in the election of directors (Proposal 1), the approval of the 2019 Incentive Plan (Proposal 2) or the non-binding advisory vote on the compensation of our NEOs (Proposal 3), your broker or other nominee is not permitted to vote those shares on your behalf on such proposal (resulting in a “broker non-vote” for each proposal for which your broker or other nominee does not vote your shares). Accordingly, if you hold your shares in “street name,” it is critical that you complete and return the voting instruction form if you want your votes counted in the election of directors (Proposal 1), the approval of the 2019 Incentive Plan (Proposal 2) and the non-binding advisory vote on the compensation of our NEOs (Proposal 3).

Broker non-votes are counted for general quorum purposes but are not entitled to vote with respect to any matter for which a broker does not have discretionary authority to vote. Broker non-votes will have no effect on the election of directors (Proposal 1), the approval of the 2019 Incentive Plan (Proposal 2) or the non-binding advisory vote on the compensation of our NEOs (Proposal 3). Because your broker or other nominee has discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accountants (Proposal 4), broker non-votes are not expected to result from this proposal.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

It means your shares are registered differently or are held in more than one account. For each Notice you receive, please submit your vote for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy cards and voting instruction forms you receive.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What happens if additional proposals are presented at the Annual Meeting?

Other than the four proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, J. Boyd Douglas, the Company’s President and Chief Executive Officer, and Matt J. Chambless, the Company’s Chief Financial Officer, Secretary and Treasurer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted and present at the meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present or if we decide that more time is necessary for the solicitation of proxies, we may adjourn the Annual Meeting. We may do this with or without a stockholder vote. Alternatively, if the stockholders vote to adjourn the meeting in accordance with the Company’s Bylaws, the named proxies will vote all shares of common stock for which they have voting authority in favor of adjournment.

Who will bear the cost of soliciting proxies for the Annual Meeting?

The Company will pay the entire cost of soliciting proxies for the Annual Meeting, including the distribution of proxy materials. We will request brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, we may also use our officers and regular employees, without additional compensation, to solicit proxies personally or by telephone. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $20,000 in total.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

Board Structure

Our Certificate of Incorporation provides that the number of directors of the Company shall be fixed by resolution of the Board of Directors and divided into three classes. Directors in each class are elected for three-year terms. The current term of the Class II directors expires at the 2019 Annual Meeting of Stockholders. The current Class III directors will serve until the 2020 Annual Meeting of Stockholders and until their successors have been elected and qualified. The current Class I directors will serve until the 2021 Annual Meeting of Stockholders and until their successors have been elected and qualified.

We currently have nine directors. John C. Johnson, a former Class I Director, resigned from the Board of Directors effective November 15, 2018. In order to fill the vacancy that was left by Mr. Johnson on the Board and pursuant to an agreement with Gilead Capital LP and its affiliates (collectively, “Gilead Capital”), which beneficially own 7.6% of the Company’s outstanding common stock, Jeffrey A. Strong was elected to the Board effective February 27, 2019.

On February 27, 2019, the Company entered into a support agreement with Gilead Capital (the “Support Agreement”), pursuant to which the Company agreed to, among others, (i) appoint Mr. Strong as an independent director of the Board, effective February 27, 2019, (ii) appoint Glenn P. Tobin as the independent Chairperson of the Board no later than the 2019 Annual Meeting of Stockholders, (iii) elect an additional independent director, to be mutually agreed upon by the Company and Gilead Capital, prior to the 2020 Annual Meeting of Stockholders and (iv) appoint Mr. Strong to the Nominating and Corporate Governance Committee or the Compensation Committee of the Board prior to the 2019 Annual Meeting of Stockholders.

The Board of Directors has nominated J. Boyd Douglas, Charles P. Huffman and Denise W. Warren for election as Class II directors to serve a three-year term until the 2022 Annual Meeting of Stockholders and until their successors have been elected and qualified. Pursuant to the Company’s Director Resignation Policy, each of Mr. Douglas, Mr. Huffman and Ms. Warren has tendered an irrevocable contingent resignation letter. If any of them fails to receive a majority of the votes cast affirmatively or negatively at the Annual Meeting, the Nominating and Corporate Governance Committee of the Board of Directors will recommend to the Board, and the Board will determine, whether to accept or reject the resignation tendered by such individual. Following the Board’s decision, the Company will file a Current Report on Form 8-K with the SEC in order to disclose the decision, the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

Voting of Proxies

Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of J. Boyd Douglas, Charles P. Huffman and Denise W. Warren as Class II directors. The Board anticipates that the nominees named above will be able to serve, but if any of the nominees should be unable or unwilling to serve, the proxies will be voted for a substitute selected by the Board, or the Board may decide not to select an additional person as a director or to reduce the size of the Board. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named. Vacancies that occur on the Board of Directors may be filled by remaining directors until the next election of directors for the class in which the vacancy occurred.

The Board of Directors recommends that the stockholders vote FOR each of the three Class II director nominees named above.

Information About the Nominees and Other Directors

The biographies of each of the nominees and our other directors below contain information regarding such person’s service as a director, business experience, director positions held currently or at any time during the last five years, certain familial relationships to any executive officers, if applicable, information regarding involvement in certain legal or administrative proceedings, if applicable, and, with respect to the nominees and the continuing directors, the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each of the nominees currently serves as a director of the Company. The stock ownership with respect to each director and nominee for director is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management.”

Class II Nominees for Election – Terms to Expire in 2019

J. Boyd Douglas, 52, has served as CPSI’s President and Chief Executive Officer since May 2006. He was first elected as a director in March 2002. Mr. Douglas began his career with CPSI in August 1988 as a Financial Software Support Representative. From May 1990 until December 1994, Mr. Douglas served as Manager of Electronic Billing, and from December 1994 until July 1999, he held the position of Director of Programming Services. From July 1999 until May 2006, Mr. Douglas served as CPSI’s Executive Vice President and Chief Operating Officer.

Mr. Douglas has been employed by CPSI for more than 30 years in a number of positions and areas and has served in senior executive positions for over 19 years, providing him with intimate knowledge of CPSI’s operations and the healthcare industry.

Charles P. Huffman, 65, was first elected as a director at the 2004 annual meeting. From August 2007 until his retirement in November 2008, Mr. Huffman served as Executive Vice President and Chief Financial Officer of EnergySouth, Inc., a public company specializing in natural gas distribution and storage. From 1998 to 2001, Mr. Huffman served as the Senior Vice President, Chief Financial Officer and Treasurer of EnergySouth, Inc., and from 2001 to July 2007, Mr. Huffman served as the Senior Vice President and Chief Financial Officer of EnergySouth, Inc.

The Board believes that Mr. Huffman’s years of experience as an officer of a public company, EnergySouth, Inc., including serving as the principal financial and accounting officer, give him a wide range of accounting, financial, capital markets and executive management experience that contributes greatly to the composition of the Board.

Denise W. Warren, 57, was elected as a director on November 9, 2017. Ms. Warren has served as the Executive Vice President and Chief Operating Officer of WakeMed Health & Hospitals, a 919-bed healthcare system with multiple facilities in the Raleigh, North Carolina area, since 2015. Prior to this, Ms. Warren served as the Chief Financial Officer of Capella Healthcare, Inc. from 2005 to 2015. Ms. Warren began her career in 1980 with Ernst & Whinney (Ernst & Young), and then worked for a series of financial firms, including E. F. Hutton, Ford Capital, LTD, CS First Boston and Merrill Lynch & Co. Before joining Capella Healthcare, Inc., Ms. Warren served as Senior Vice President and Chief Financial Officer of Gaylord Entertainment Company and Senior Equity Analyst and Research Director for Avondale Partners LLC. She currently serves as a member of the board of directors and the compensation committee, as well as the chairperson of the audit committee, for Brookdale Senior Living (a NYSE-traded company). She also serves on the boards of directors of HeartCare+ and CancerCare+, two collaborations with Duke University Health System, and Rockroom Insurance Group. Ms. Warren previously served on the boards of directors of the American Heart Association—Middle Tennessee and the Federation of American Hospitals, and on the Vizient Central Atlantic Executive Board.

Ms. Warren brings more than 30 years of experience in operations, finance and executive management and has an extensive track record working with both public and private companies. The Board believes that Ms. Warren’s financial and accounting expertise and her substantial advisory experience in the healthcare industry make her a valuable asset to the Board.

Class III Continuing Directors – Terms to Expire in 2020

Regina M. Benjamin, 62, was elected as a director on November 9, 2017. Dr. Benjamin served as the United States Surgeon General and Vice Admiral of the U.S. Public Health Service from 2009 to 2013, and currently serves as the Chief Executive Officer of and a practicing physician at the Bayou La Batre Rural Health Clinic (a/k/a BayouClinic, Inc.), a Federally Qualified Health Center Look-Alike which she founded in 1990. In 1995, Dr. Benjamin became the first person under age 40 elected to the American Medical Association Board of Trustees and, in 2004, she became President of the Medical Association of Alabama, making her the first African

American female president of a state medical society in the nation. Dr. Benjamin is currently a member of the board of directors and audit committee of Diplomat Pharmacy, Inc. (a NYSE-traded company), as well as the boards of directors of ConvaTec (a London Stock Exchange-traded company) and Kaiser Foundation Hospitals and Health Plan. Dr. Benjamin previously served on the board of directors of Alere Inc. (a NYSE-traded company).

Dr. Benjamin has substantial experience in the healthcare industry and has a deep understanding of the medical community and the dynamic regulatory and reimbursement environment. She has extensive expertise providing leadership in regulatory and compliance affairs to both public and private companies in the healthcare industry, which makes Dr. Benjamin a valuable asset to the Board.

David A. Dye, 49, has been a director since March 2002, was appointed as Chairman of the Board of Directors in May 2006, and was appointed as Chief Growth Officer in November 2015, having served as our Chief Financial Officer, Secretary and Treasurer from June 2010 until November 2015. Mr. Dye began his career with CPSI in May 1990 as a Financial Software Support Representative. From that time until June 1999, he worked for CPSI in various capacities, including as Manager of Financial Software Support, Director of Information Technology and then as CPSI’s Vice President supervising the areas of sales, marketing and information technology. Mr. Dye served as CPSI’s President and Chief Executive Officer from July 1999 until May 2006, at which time he was appointed Chairman of the Board. Since July 2006, Mr. Dye has served as a director of Bulow Biotech Prosthetics, a company headquartered in Nashville, Tennessee that operates prosthetic clinics in the Southeastern United States.

Mr. Dye has been employed by CPSI for more than 28 years in a number of positions and areas and has served in senior executive positions for over 21 years, including as Chief Executive Officer for over six years and Chief Financial Officer for over five years, providing him with extensive knowledge of CPSI’s operations.

A. Robert Outlaw, Jr., 64, was first elected as a director in February 2014. Mr. Outlaw began his career with Morrison, Inc., a cafeteria management company, where he worked in the Budget & Forecasting Department and the Treasurer’s Office until 1985. In 1985, Mr. Outlaw started Marshall Biscuit Company, which he owned and operated as Chief Executive Officer for 22 years until it was purchased by Lancaster Colony Inc. in 2007. Mr. Outlaw served on the board of directors of Morrison Management Specialists, Inc., formerly known as Morrison Health Care, Inc., from 1996 until it was acquired by the Compass Group in 2001 and ceased to be a public company. Since 2005, Mr. Outlaw has served as the Chief Executive Officer and part-owner of China Doll Rice and Beans, Inc.

Mr. Outlaw’s extensive experience as the Chief Executive Officer of various companies gives him a wide range of financial and executive management experience and skills, which adds valuable expertise and insight to the Board.

Class I Continuing Directors – Terms to Expire in 2021

W. Austin Mulherin, III, 53, was first elected as a director in February 2002. Since 1991, Mr. Mulherin has practiced law, handling a variety of litigation and business matters for public and private companies. He has been a partner in the law firm of Frazer, Greene, Upchurch & Baker, LLC since 1998.

Mr. Mulherin’s 28 years of experience as a practicing attorney, during which period he has advised a number of public companies on a variety of issues, provide a unique and valuable perspective to the Board. Additionally, Mr. Mulherin served on the board of directors of the predecessor company to CPSI (predating CPSI’s initial public offering in 2002) and has extensive knowledge of CPSI and its operations.

Jeffrey A. Strong, 41, was elected as a director on February 27, 2019. Mr. Strong has served as the Chief Investment Officer and Managing Partner of Gilead Capital LP since January 2016 and as the Managing Member of Gilead Capital GP LLP since September 2014. Prior to joining Gilead Capital, Mr. Strong was a Partner at QVT Financial LP, a multi-strategy hedge fund, from 2009 until September 2014 and a Senior Analyst from 2005 to 2009. At QVT, Mr. Strong specialized in active ownership investments and other global special situations. From 2001 to 2005, Mr. Strong served as an Analyst at Shenkman Capital Management, a high-yield bond investment manager, where he focused on the healthcare, telecom and chemical industries. Mr. Strong previously served on the boards of directors of Landauer, Inc. (a NYSE-traded company), Treveria plc (a London Stock Exchange-traded company), Fornebu Utvikling ASA (an Osaka Securities Exchange-traded company) and TPC Group Inc. (a Nasdaq-traded company), as well as various committees of such boards. Mr. Strong is a CFA® charterholder. Mr. Strong was elected to the Board pursuant to the terms and conditions of the Support Agreement, which is described on page 6 of this Proxy Statement.

Mr. Strong’s public board experience, focus on corporate governance issues as an investor and a board member, and experience as an investment professional add valuable insight to the Board.

Glenn P. Tobin, 57, was elected as a director on November 9, 2017. Mr. Tobin served as Senior Vice President—Accountable Care Solutions of The Advisory Board Company, a research, technology and consulting firm serving the healthcare and education industries, beginning in 2012. Mr. Tobin then served as the Chief Executive Officer of Crimson, The Advisory Board Company’s health analytics division, until his retirement in early 2017. Mr. Tobin also served as the Chief Operating Officer of CodeRyte, Inc. from 2010 to 2012 and held various executive positions within Cerner Corporation from 1998 to 2004. Additionally, he was a General Manager for Corporate Executive Board and was a consultant for McKinsey and Company.

The Board believes that Mr. Tobin’s extensive experience in the healthcare and technology industries, including in various leadership roles, contributes greatly to the Board’s composition.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Highlights

Our Board of Directors is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. The “Corporate Governance and Board Matters” section of this Proxy Statement describes our governance framework, which includes the following features:

• Majority voting in uncontested director elections, combined with contingent resignations of directors	• Stock ownership guidelines and equity retention requirements for non-employee directors

• 7 of 9 independent directors

• Independent Chairperson of the Board as of the Annual Meeting	• Regular executive sessions of independent directors

• No poison pill in place	• No supermajority standards — stockholders may amend our bylaws or charter by simple majority vote

• Annual Board and committee evaluations, as well as director self-evaluations, with focus on tangible improvements	• Mandatory retirement age for directors of 72, subject to exceptions granted by the Nominating and Corporate Governance Committee

• Annual assessment of Board leadership structure	• Risk oversight by full Board and designated committees

We are committed to maintaining the highest standards of corporate governance and we engage proactively with our stockholders to discuss corporate governance, our compensation programs and any other matters of interest. Our stockholder engagement efforts allow us to better understand our stockholders’ priorities, perspectives and concerns, and enable the Company to effectively address issues that matter most to our stockholders.

Board, Committee and Individual Director Evaluation Program

Pursuant to the Corporate Governance Guidelines, the Board and each of its committees conduct an annual evaluation of its performance, led by the Nominating and Corporate Governance Committee. The evaluation is intended to determine whether the Board and its committees are functioning effectively and fulfilling the requirements set forth in the Corporate Governance Guidelines or the committee’s charter, as applicable. Beginning in 2018, the evaluations also included self-evaluations pursuant to which the directors were asked to examine their own contributions to the Board or committee, as appropriate, and potential areas of improvement. The Nominating and Corporate Governance Committee formalized the following self-evaluation program in 2018, with the goal of placing additional emphasis on improvements to processes and effectiveness:

Board and Committee members complete self-evaluations: These questionnaires are completed individually in order to encourage honest feedback from the directors.

Group discussions: The Board or committee, as applicable, engages in a discussion of the completed questionnaires in order to assess performance in areas such as meeting efficiency, membership and structure, culture and operational effectiveness, and execution of roles and responsibilities.

Focus on outcomes: The Nominating and Corporate Governance Committee discusses the outcomes of the Board and committee evaluations, determines appropriate follow-up action items and assigns responsibility for such actions.

As a direct result of the 2018 evaluation program, the Board is taking steps to improve the director onboarding process, increase educational and training opportunities for directors throughout the year, and implement a regular schedule of operational updates to the Board from various areas of management. The Nominating and Corporate Governance Committee is responsible for ensuring these actions items, as well as others resulting from the evaluation process, are implemented throughout the year.

Governance Guidelines and Codes of Ethics

The Board of Directors has adopted Corporate Governance Guidelines that set forth the Company’s fundamental corporate governance principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, director orientation and continuing education, and annual performance evaluations, as discussed above under “Board, Committee and Individual Director Evaluation Program.” The Nominating and Corporate Governance Committee regularly reviews and reassesses the adequacy of the Corporate Governance Guidelines and recommends any proposed changes to the Board, and the full Board approves such changes as it deems appropriate.

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers (including our CEO and senior financial officers) and employees. We have also adopted a separate Code of Ethics with additional guidelines and responsibilities applicable to our CEO and senior financial officers, known as the Code of Ethics for CEO and Senior Financial Officers.

Copies of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and the Code of Ethics for CEO and Senior Financial Officers are available on our website at http://investors.cpsi.com under “Corporate Governance.”

Director Independence

Listing standards of the Nasdaq Stock Market (“Nasdaq”) require that the Company have a majority of independent directors. Accordingly, because our Board of Directors currently has nine members, Nasdaq requires that five or more of the directors be independent. Nasdaq’s listing standards provide that no director will qualify as “independent” for these purposes unless the Board of Directors affirmatively determines that the director has no relationship with the Company that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Additionally, the listing standards set forth a list of relationships that would preclude a finding of independence.

The Board affirmatively determines the independence of each director and nominee for election as a director. The Board makes this determination annually. In accordance with Nasdaq’s listing standards, we do not consider a director to be independent unless the Board determines (i) that no relationship exists that would preclude a finding of independence under Nasdaq’s listing standards and (ii) that the director has no relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. Members of the Audit, Compensation and Nominating and Corporate Governance Committees must also meet applicable independence tests of Nasdaq and the SEC.

The Board of Directors has reviewed a summary of directors’ responses to a questionnaire asking about their relationships with the Company, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors and parties related to the directors. Following this review, the Board determined that all seven of the non-employee directors listed below are independent. The following table describes the categories or types of transactions, relationships or arrangements considered by the Board in reaching its determination that the following directors are independent:

Name	Independent	Transactions/Relationships/Arrangements Considered
Regina M. Benjamin	Yes	None

Charles P. Huffman	Yes	None

W. Austin Mulherin, III	Yes

Mr. Mulherin is a partner in a law firm that performs certain legal services for CPSI. With respect to each of the most recent three completed fiscal years, total payments by CPSI to the law firm have been less than $120,000, which is also significantly less than 5% of the law firm’s annual revenues. Effective August 1, 2011, the law firm also serves as escrow agent for a copy of the software licensed by CPSI to third parties, for which the firm receives a nominal amount of consideration.

Mr. Mulherin’s brother-in-law, Matt Cole, is employed by CPSI as a sales manager. Mr. Cole is not an officer of CPSI.

A. Robert Outlaw, Jr.	Yes	None

Jeffrey A. Strong	Yes	Mr. Strong is the Chief Investment Officer and Managing Partner of Gilead Capital LP and the Managing Member of Gilead Capital GP LLP. The Company and Gilead Capital LP and its affiliates are parties to the Support Agreement described on page 6 of this Proxy Statement.

Glenn P. Tobin	Yes	None

Denise W. Warren	Yes	None

The Board previously determined that John C. Johnson, who resigned from the Board during 2018, was independent under Nasdaq’s listing standards. In making this determination, the Board considered that (i) the Company has paid annual fees to Regions Bank for cash management services, which have been less than 1% of the annual revenues of Regions Bank, and (ii) that Regions Bank, along with other lenders, has provided the Company with a term loan facility and a revolving credit facility since January 2016, the aggregate principal amount of which is $167 million. Mr. Johnson serves as a member of an advisory board of Regions Bank, but has no interest in the fees paid by the Company to Regions Bank in connection with these relationships.

Additionally, the Board determined that each current member of the Audit, Compensation and Nominating and Corporate Governance Committees, as well as each director who served on any of the committees during 2018, also satisfies the independence tests referenced above.

Company Leadership Structure

The business of the Company is managed under the direction of the Board of Directors, which is elected by our stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. The Board oversees the business and affairs of the Company and monitors the performance of its management. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s NEOs. Directors also communicate with the Company’s outside advisors, as necessary.

The Board does not have a policy requiring the separation or combination of the CEO and Chairman roles, but these positions have been separated since CPSI’s initial public offering in 2002. Prior to the Annual Meeting, our Chairman of the Board was not independent, as Mr. Dye has served as our Chief Growth Officer since November 2015 and as our Chief Financial Officer from June 2010 until November 2015. As Mr. Dye was not considered independent under Nasdaq’s listing standards, the Board determined that it was in the best interest of the Company and its stockholders to elect an independent director to serve in a lead capacity (the “Lead Director”) to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine. The Board elected Charles P. Huffman as the Lead Director on November 9, 2017, and adopted a Lead Director Charter in order to set forth the duties and responsibilities of the lead independent director of the Board. In the event that the Chairperson of the Board is not independent, the lead independent director of the Board will, among other duties, preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, serve as a liaison between the Chairman and the independent directors, and provide input to the Chairman regarding Board agendas and the schedule of meetings.

On February 27, 2019, the Board elected Glenn P. Tobin, an independent director, as the Chairman of the Board, effective as of the Annual Meeting. The Board has determined that it is in the best interests of the Company’s stockholders at this time to have an independent director serve as Chairman of the Board. The Board believes this leadership structure effectively allocates authority, responsibility and oversight between management and the independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while the Chairman facilitates our Board’s independent oversight of management, promotes communication between senior management and our Board about issues such as executive compensation, company performance, and management development and succession planning, and leads our Board’s consideration of key governance matters. As the Chairman, Mr. Tobin will preside at all meetings of the Board, including executive sessions of the independent directors, set the agendas for Board meetings in consultation with the CEO and other directors, communicate the Board’s feedback to the CEO and communicate on behalf of the Board with various constituencies involved with the Company.

Executive Sessions

Executive sessions of the independent directors of the Board of Directors are to be held at least two times a year and otherwise as needed. Such sessions are chaired by the Chairperson of the Board, if such individual is independent under Nasdaq’s listing standards, by the lead independent director, if the Chairperson is not independent, or in the absence of an independent Chairperson or a lead independent director, by an independent director selected by a majority of the independent directors. The chairperson of the executive sessions also establishes agendas for such sessions.

Risk Oversight

Our management continually monitors the material risks facing the Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board of Directors is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their areas of focus. In connection with its oversight responsibility with respect to cybersecurity risks facing the Company, the Board authorized in October 2017 the formation of a Cybersecurity Committee comprised of the Executive Vice President of CPSI, the Chief Technology Officer, the Senior Vice President of IT Services, and the Senior Vice President of Professional Services of TruBridge, LLC, a subsidiary of the Company. The Cybersecurity Committee meets quarterly to discuss the primary cybersecurity-related risks currently facing the Company, and the Committee reports to Mr. Fowler, the Company’s Chief Operating Officer and President of TruBridge, LLC, who in turn provides updates to the Board.

The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management, including our major financial risk exposures, and oversees the steps management has taken to monitor and control those exposures. The Compensation Committee considers risk issues when establishing and administering our compensation program for executive officers and other key personnel. The Nominating and Corporate Governance Committee oversees matters relating to the composition and organization of the Board and advises the Board how its effectiveness can be improved by changes in its composition and organization.

The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board or committee. We believe that our leadership structure also enhances the Board’s risk oversight function since our Chairman regularly discusses with management the material risks facing the Company. The Chairman is also expected to report candidly to his fellow directors on his assessment of the material risks we face, based upon the information he receives from management.

Board Structure and Committees

Our Board of Directors is divided into three classes, with one class of directors being elected at each annual meeting of stockholders. Each director serves for a term of three years and until his or her successor is elected and qualified. During 2018, the Company had three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board.

Only members of the Board of Directors can be members of a committee, and each committee is required to report its actions to the full Board. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee each operates under a written charter adopted by the Board, which are available on the Company’s website at http://investors.cpsi.com under “Corporate Governance.”

None of the incumbent directors attended less than 75% of the aggregate of (a) the total number of meetings held in 2018 of the Board of Directors while he or she was a director and (b) the total number of meetings held in 2018 of all committees of the Board on which he or she served. Absent extenuating circumstances, directors are expected to attend annual meetings of the Company’s stockholders. All of our incumbent directors attended the 2018 Annual Meeting of Stockholders who were members of the Board of Directors at such time.

The following table sets forth the current membership of the Board of Directors and each committee of the Board and includes the number of meetings that the Board and each committee held during 2018:

Director	Board	Audit	Compensation	Nominating and Corporate Governance
Regina M. Benjamin	•			C
J. Boyd Douglas (CEO)	•
David A. Dye (Chairman and Chief Growth Officer)	C
Charles P. Huffman	•	C		•
W. Austin Mulherin, III	•
A. Robert Outlaw, Jr.	•	•	•
Jeffrey A. Strong	•
Glenn P. Tobin	•		C
Denise W. Warren	•	•
Number of 2018 Meetings	7	4	7	3

C = Chairperson

• = Member

Pursuant to the terms of the Support Agreement, the Company has appointed Glenn P. Tobin as the independent Chairperson of the Board, effective as of the Annual Meeting, and the Company has agreed to appoint Mr. Strong to the Nominating and Corporate Governance Committee or the Compensation Committee of the Board no later than the Annual Meeting.

Audit Committee

The current members of the Audit Committee are Charles P. Huffman (Chairman), A. Robert Outlaw, Jr. and Denise W. Warren, each of whom qualifies as independent under applicable Nasdaq listing standards and satisfies the heightened independence standards under SEC rules. Furthermore, in accordance with SEC rules, the Board has determined that each of Charles P. Huffman and Denise W. Warren qualifies as an “audit committee financial expert” as defined by the applicable SEC rules. The Report of the Audit Committee appears on page 53 of this Proxy Statement.

The primary duties of the Audit Committee are to:

•

Assist the Board in fulfilling its responsibility of overseeing management’s conduct of the Company’s financial reporting process, including by appointing, determining the compensation of, and overseeing the work of the Company’s independent auditor;

•	Review and discuss with management and the Company’s independent auditor the Company’s annual and quarterly financial statements, including their judgment about the quality of accounting principles;

•

Recommend to the Board that the Company’s annual audited financial statements be included in the Company’s Annual Report on Form 10-K and prepare the report of the Committee required to be included in the Company’s annual proxy statement;

•

Review any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, as well as all material off-balance sheet transactions and other relationships of the Company that could have a material effect on the Company’s financial condition;

•	Oversee and evaluate the performance of the Company’s internal audit function, including the chief audit executive or individual performing a similar function;

•	Review the adequacy of the Company’s internal control structure and system, and the procedures designed to ensure compliance with laws and regulations;

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	Review, approve and conduct appropriate oversight of all related party transactions (as required to be disclosed pursuant to Item 404 of SEC Regulation S-K) pursuant to Nasdaq rules.

Compensation Committee

The current members of the Compensation Committee are Glenn P. Tobin (Chairman) and A. Robert Outlaw, Jr., each of whom qualifies as independent under applicable Nasdaq listing standards and satisfies the heightened independence criteria applicable to compensation committee members under Nasdaq’s listing standards. The Compensation Committee Report appears on page 36 of this Proxy Statement.

The primary duties of the Compensation Committee are to:

•

Review, approve and recommend to the Board for approval the salaries and other compensation of the Company’s executive officers and oversee and administer the Company’s equity-based plans and executive cash incentive plans;

•	Review and make recommendations to the Board regarding the Company’s policies and procedures pertaining to director compensation;

•	Review, consult and make recommendations and/or determinations regarding employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs;

•	Provide and approve the Compensation Committee Report to be included in the Company’s annual proxy statement; and

•

Review and discuss with management the Compensation Discussion and Analysis (“CD&A”) required by the rules of the SEC and, based on such review and discussion, recommend to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K or the Company’s annual proxy statement.

Additionally, the Compensation Committee has reviewed the Company’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee concluded and informed the Board of Directors that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Regina M. Benjamin (Chairperson) and Charles P. Huffman, each of whom qualifies as independent under applicable Nasdaq listing standards.

The primary duties of the Nominating and Corporate Governance Committee are to:

•

Make recommendations to the Board regarding the composition of the Board, including such matters as (a) the size of the Board; (b) the mix of inside and outside directors; (c) the Board’s criteria for selecting new directors; (d) the retirement policy for members of the Board; and (e) the independence of existing and prospective Board members;

•	Identify individuals qualified to become members of the Board, consistent with criteria approved by the Board, and recommend director nominees for approval by the Board;

•

Evaluate the nature, structure, operations and procedures of other Board committees and make recommendations to the Board as to qualifications of members of the Board’s committees and committee member appointment and removal;

•	Develop with management and monitor the process of orienting new directors and continuing education for existing directors:

•

Oversee the structure of corporate governance of the Company, including overseeing and reassessing the adequacy of the Corporate Governance Guidelines, and recommending to the Board for approval any such changes to the Guidelines as the Committee believes are appropriate;

•	Oversee the evaluation of the Board and each Board committee; and

•

Oversee succession planning for the Board and Board leadership and evaluate various Board succession issues, including refreshment mechanisms, in connection with the Committee’s determinations regarding whether directors continue to be a strong fit for the Board and have the skills that continue to be relevant and necessary to the evolving direction of the Company.

Consideration of Director Nominees

Criteria and Diversity

Criteria that will be used by the Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of “independence” required by Nasdaq’s listing standards, as well as skills, occupation and experience in the context of the needs of the Board. The Company’s Corporate Governance Guidelines also set forth certain factors that should be considered by the Nominating and Corporate Governance Committee in recommending a nominee to the Board, including relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, diversity, age, compatibility with the Company’s management team and culture, prominence, understanding of the Company’s business, the ability to act in the interests of all stockholders and other factors deemed relevant. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which director nominees are chosen, and the director nomination process is designed to ensure that the Board includes members with diverse backgrounds and experiences. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment and commitment to the Company’s success. For a discussion of the individual experiences and qualifications of our Board members, please refer to the section entitled, “Proposal 1: Election of Class II Directors” in this Proxy Statement.

Process for Identifying and Evaluating Nominees for Director

The process that will be followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates will include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Additionally, the Nominating and Corporate Governance Committee is authorized under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms). Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Director Nominees Proposed by Stockholders

The Nominating and Corporate Governance Committee will consider stockholder-recommended director candidates for inclusion in the slate of nominees that the Board recommends to the stockholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the selection criteria described above. The Nominating and Corporate Governance Committee will not assign specific weights to its various criteria and no particular criterion is necessarily applicable to all prospective nominees.

Stockholders may recommend to the Nominating and Corporate Governance Committee individuals to be considered as potential director candidates by submitting the following information to the Chairperson of the Nominating and Corporate Governance Committee of Computer Programs and Systems, Inc., c/o Corporate Secretary, 6600 Wall Street, Mobile, Alabama 36695:

•	The name of the recommended person;

•

All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•

As to the stockholder making the recommendation, the name and address of such stockholder, as it appears on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects his or her beneficial ownership of the Company’s common stock; and

•	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In addition to submitting nominations in advance to the Nominating and Corporate Governance Committee for consideration, a stockholder also may nominate persons for election to the Board of Directors in person at a stockholders meeting. Section 2.2 of the Company’s Bylaws provides for procedures pursuant to which stockholders may nominate a candidate for election as a director of the Company. To provide timely notice of a director nomination at a meeting of stockholders, the stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company, 6600 Wall Street, Mobile, Alabama 36695: (1) with respect to any annual meeting, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; (2) if the date the applicable annual meeting is convened is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company; or (3) with respect to any special stockholders meeting called by the Board for election of directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder’s notice must contain the information specified in Section 2.2 of the Bylaws with respect to the nominee for director and the nominating stockholder. The chairperson of the meeting shall have the power to determine and declare to the meeting whether or not a nomination was made in accordance with the procedures set forth in our Bylaws and, if the chairperson determines that a nomination is not in accordance with the procedures set forth in the Bylaws, to declare to the meeting that the defective nomination will be disregarded.

You may find the Company’s Bylaws by going to the Company’s website at http://investors.cpsi.com under “Corporate Governance.” Printed copies of the Bylaws may also be obtained at no charge by writing to the Corporate Secretary at 6600 Wall Street, Mobile, Alabama 36695.

Stockholder Communications with the Board

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairperson of the Nominating and Corporate Governance Committee

of Computer Programs and Systems, Inc.

c/o Corporate Secretary

6600 Wall Street

Mobile, Alabama 36695

All communications to the Board will be relayed to the Chairperson of the Nominating and Corporate Governance Committee without being screened by management. Absent unusual circumstances or as contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to know.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, which establishes the compensation of the executive officers of the Company, during 2018 was comprised of Mr. Tobin (Chairman), Mr. Outlaw and, until his retirement from the Board of Directors effective November 15, 2018, Mr. Johnson. No member of our Compensation Committee during 2018 was an employee or officer or former officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K.

During 2018, no executive officer of the Company served as (i) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company.

Equity Ownership and Retention Requirements for Non-Employee Directors

CPSI has always encouraged directors to have a financial stake in the Company, and the directors have generally owned shares of our common stock, but until 2012 the Company did not have any specified level of share ownership for individual directors. On January 23, 2012, however, the Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, amended the Company’s Corporate Governance Guidelines in order to implement a formal stock ownership guideline for non-employee directors. Under the original guideline, each non-employee director was required to acquire and beneficially own shares of CPSI common stock with a value equal to at least three times the director’s annual retainer. The Board, at the recommendation of the Compensation Committee, amended the Corporate Governance Guidelines (i) on March 18, 2016, in order to increase the ownership requirement to four times the director’s annual retainer and (ii) on October 30, 2017, in order to increase the ownership requirement to five times the director’s annual retainer. Current directors have until the later to occur of October 30, 2022 and five years from the date of such director’s election to acquire and beneficially own shares of CPSI common stock with a value equal to at least five times the director’s annual retainer.

The minimum number of shares to be held by a director will be calculated on the first trading day of each calendar year (a “Determination Date”) based on the fair market value of such shares. Any subsequent change in the value of the shares will not affect the amount of stock directors should hold during that year. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), and (iii) time-vesting restricted stock. However, unexercised stock options and unearned performance shares, if any, are not counted toward meeting the guideline. If the number of shares that a director should own is increased as a result of an increase in the amount of such director’s annual retainer, the director will have five years from the effective date of the increase to attain the increased level of ownership. If the number of shares that a director should own as of a Determination Date is increased as a result of a decrease in the Company’s stock price, the director will have until the later of three years from such Determination Date and the date by which such director was otherwise required to comply with the ownership guidelines to attain the increased level of ownership. During 2018, all of the non-employee directors were in compliance with the applicable stock ownership guidelines, consistent with the applicable time periods the directors have to achieve the required ownership levels.

The amendment to the Corporate Governance Guidelines on October 30, 2017 also established equity retention requirements for our non-employee directors. Under these requirements, non-employee directors are required to retain all of the net shares (as defined in the amended Corporate Governance Guidelines) obtained through the Company’s equity plans until the stock ownership guidelines are achieved. The amended Corporate Governance Guidelines are available on our website at http://investors.cpsi.com under “Corporate Governance.”

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) provides information about the material components of our executive compensation programs for our named executive officers (“NEOs”), whose compensation is set forth in the 2018 Summary Compensation Table and other compensation tables contained in this Proxy Statement:

•	J. Boyd Douglas, President and CEO

•	Matt J. Chambless, Chief Financial Officer, Secretary and Treasurer

•	David A. Dye, Chief Growth Officer

•	Christopher L. Fowler, Chief Operating Officer (CPSI) and President (TruBridge)

•	Troy D. Rosser, Senior Vice President – Sales

Our compensation program is designed to motivate and retain our executive officers, to align their financial interests with those of our stockholders, and to reward Company performance and/or behavior that enhances stockholder returns. This CD&A explains the compensation decisions that the Compensation Committee of the Board of Directors made in 2018 and early 2019 for our NEOs.

Compensation Philosophy and Objectives

The primary goal of our compensation program is to align the interests of our executives with those of our stockholders. We believe the best way to do that is to use performance metrics aligned with the Company’s corporate strategy and to have a large share of executive compensation at risk and measured against the most important of our short- and long-term goals. The metrics that our Compensation Committee has chosen to utilize in the compensation program are intended to focus our executives on growth, profitability, and returns to stockholders.

Our compensation program incorporates the following fundamental objectives from our corporate strategy:

•	Maintain and grow our electronic health record (EHR) customer bases in the acute care and long-term acute care segments, including expanding subscription-based software offerings.

•	Be distinctive in understanding and meeting the needs of customers in our chosen segments.

•	Provide additional value-added products and services to customers in order to drive ongoing cross-selling opportunities, particularly through TruBridge service offerings.

•	Increase margins by careful attention to efficiencies that can lead to relative cost reduction.

•	Capture market opportunities in adjacent markets to grow our customer footprint.

Our current compensation program has been built since 2011, which was the first year we explicitly linked the annual cash incentive program to specific quantitative metrics. In 2014, we introduced performance-based equity awards. In 2017 and 2018, the Compensation Committee focused on increasing the percentage of executive compensation that is variable and at-risk and ensuring executives are required to retain their equity awards until they achieve a meaningful, prescribed level of ownership of the Company’s common stock. For 2019, the Committee is striving to emphasize performance metrics that align executive compensation with additional elements of the Company’s corporate strategy.

Our approach to executive officer compensation is linked to our historical method for identifying and selecting executive officers to manage the Company. Generally, we have sought to identify and promote talented individuals from within the Company to become our executive officers. Specifically, those individuals hired by us who have demonstrated over time the greatest ability to successfully develop, market and manage our products and services, who have developed a comprehensive understanding of our operations and finances from the ground up, and who have exhibited strong management skills have been promoted by the Board of Directors to the executive officer ranks. We feel that this method of selecting executive officers offers us the best chances of continuing to grow our business and of generating long-term returns for our stockholders. Our compensation philosophy is consistent with, and attempts to further, our belief that the caliber and motivation of our executive officers, and their leadership, are critical to our success. In order to attract and retain the highest quality executive talent, we consider the 50th percentile of compensation paid by our peers and seek to offer a competitive total direct compensation package (consisting of base salary, annual cash incentive and long-term equity incentive awards) to our executives.

The principal components of compensation for our NEOs include:

•

Base Salary: Fixed compensation designed to attract and retain leadership talent. Additionally, of the NEOs identified in the Summary Compensation Table on page 37 of this Proxy Statement, the base salary of Troy D. Rosser consists in part of commissions, which are based on the amount of profit generated by the Company from its sales of software systems and hardware and the amount of revenues generated from its sales of business management, consulting and managed IT services.

•

Annual Cash Incentive Compensation: Variable compensation intended to provide our NEOs with a financial incentive to achieve critical short-term performance objectives that align with increases in long-term shareholder value.

•	Long-Term Equity Incentive Awards: Variable compensation designed to align a portion of executive compensation with the Company’s longer-term operational performance, as well as share price growth.

Existing and Proposed New Incentive Plans

The Board of Directors adopted on January 27, 2014, and the stockholders of the Company approved at the 2014 Annual Meeting of Stockholders, the Computer Programs and Systems, Inc. 2014 Incentive Plan (as amended, the “2014 Incentive Plan”). The 2014 Incentive Plan is an omnibus incentive plan under which the Compensation Committee is able to grant time- and performance-based equity awards and performance-based cash incentive awards. Since 2014, the Compensation Committee has made annual grants of performance share awards and performance-based annual cash bonus awards under the 2014 Incentive Plan in order to further link executive compensation with the performance of the Company. Additionally, the Compensation Committee has granted time-based restricted stock awards, which have been made annually in order to provide management with an equity interest in the Company and which we believe help to motivate them and align their financial interests with those of our stockholders. We believe that our compensation program has been successful in retaining executive talent, in that all of the current NEOs except one have been employed by the Company for at least 18 years, and that it is important to continue to create incentives to ensure the retention of those executives and other employees who are critical to the success of our business.

On March 7, 2019, the Board adopted the Computer Programs and Systems, Inc. 2019 Incentive Plan (the “2019 Incentive Plan”), as described in more detail in Proposal 2 on page 54 of this Proxy Statement, which is subject to stockholder approval at the Annual Meeting. As discussed below, the Compensation Committee granted performance share awards and performance-based cash incentive awards pursuant to the 2019 Incentive Plan to the Company’s executive officers and certain key employees on March 7, 2019, which awards represent the right to receive shares of common stock of the Company or cash bonuses if applicable performance objectives are achieved; however, such awards will be forfeited and no shares will be issued or cash bonuses will be awarded if the 2019 Incentive Plan does not receive stockholder approval. If approved by the stockholders at the Annual Meeting, the Compensation Committee intends to grant all future incentive awards under the 2019 Incentive Plan and no additional grants will be made under any currently outstanding equity plan.

Compensation Improvements for 2019

As discussed above under “Corporate Governance and Board Matters,” we engaged proactively with our stockholders during 2017 and 2018, in addition to consulting with executive compensation experts, to discuss corporate governance, our compensation programs and any other matters of interest. During those discussions, we heard feedback that caused us to take action with respect to our executive compensation program. In 2017 and 2018, the Compensation Committee made significant improvements to our executive compensation program, adding a peer comparison metric to our long-term equity incentive awards, shifting to a higher percentage of performance-based equity, and requiring our executives to retain their equity awards until they achieve a meaningful, prescribed level of ownership of the Company’s common stock. In 2019, we have added operating performance metrics to the annual cash incentive program in order to align these incentive awards more closely to the corporate strategy. Additionally, we have tailored the performance metrics for the annual cash incentive program more closely to individual responsibilities. We also used the current year budgeted amounts instead of prior-year performance to set performance targets for the short- and long-term incentive program. We think these changes strengthen the link between executive compensation and the Company’s long-term performance. Specifically, the Compensation Committee has taken the following actions, which are discussed throughout this CD&A:

What we heard	What we have done in response	When effective
Performance metrics used in incentive awards should align with key elements of the Company’s strategy	Annual cash incentive awards that were previously based solely on Adjusted EBITDA are now based 50% on recurring revenue growth in order to better reflect the Company’s long-term strategy to grow recurring revenue by expanding software subscriptions and TruBridge sales	March 2019

Performance should be measured against the Company’s budgeted amounts for the current year instead of prior-year performance	Both annual cash incentive awards and long-term performance-based equity awards are now compared to target amounts based on the current year budget instead of prior-year performance	March 2019

Performance metrics for specific individuals should be as closely related to their own job responsibilities as practical	For leaders with broad scope of control (including our NEOs), 50% of their annual cash incentive awards is based on Company-wide recurring revenue growth. For leaders with narrower scopes of control, 50% of their annual cash incentive awards is based on retention.	March 2019

Weighting equity compensation in favor of long-term, performance-based awards may focus the executives more on long-term performance	Compensation Committee (i) is transitioning from a one-year performance period to a three-year performance period for the annual performance share awards and (ii) has increased the percentage of performance-based equity from 50% of the annual grants to 60% and decreased the percentage of time-based equity from 50% of the annual grants to 40%	March 2018

Executive pay should incentivize performance relative to the Company’s peers	Introduced a “TSR Modifier” (as defined below) to our annual performance share awards so that the number of shares earned is adjusted upward or downward based on how our total shareholder return (“TSR”) compares to a healthcare index	March 2018

Equity retention requirements strengthen the link between stockholder returns and the executive compensation program	Amended our Corporate Governance Guidelines to require executive officers to retain 100% of their net shares received through CPSI’s equity plans until the relevant stock ownership guidelines are achieved	October 2017

Oversight of Executive Compensation

Our Compensation Committee is responsible for establishing, overseeing and reviewing executive compensation policies as well as validating and benchmarking the compensation and benefits provided to our NEOs. Our Compensation Committee is currently comprised solely of independent directors and has oversight of the executive compensation program. The primary goal of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities related to setting, monitoring and implementing a compensation philosophy and strategy designed to enhance profitability and fundamental value for the Company. It also reviews and approves the salary and other compensation of the CEO and our other executive officers, as well as the compensation and benefits of our non-employee directors, on an annual basis. The Compensation Committee determines incentive compensation targets and awards under various compensation plans and makes grants of restricted stock and other awards under our equity incentive plans.

In determining the compensation of the NEOs, the Compensation Committee takes into account current compensation levels, Company and individual performance, peer group benchmarking and competitive market data. The Committee does not use a formula to weigh these factors, but, instead, uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs. After the end of the performance period to which a particular incentive award relates, the Compensation Committee reviews our performance relative to the applicable performance targets and recommends payouts based on that performance.

Role of Executive Officers in Compensation Decisions

Our CEO and Chief Financial Officer make recommendations to the Compensation Committee regarding base salaries, commission arrangements, bonuses and equity compensation grants for the remainder of our executives. Neither the CEO nor the Chief Financial Officer is involved in determining his own compensation. The Compensation Committee has discretion to approve, disapprove or modify recommendations made by these executives.

Role of Compensation Consultant

Our Compensation Committee has the authority to engage the services of outside advisors. Since 2015, the Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consulting firm, to provide market and peer group data, to examine pay and performance matters, and to assist the Compensation Committee in making compensation decisions applicable to the Company’s executive officers and non-employee directors. In this role, FW Cook renders services specifically requested by the Compensation Committee, which has included examining the overall pay mix for our executives, conducting a competitive assessment of our executive compensation program and making recommendations to and advising the Compensation Committee on compensation design and levels. In this regard, FW Cook provides advice to the Compensation Committee on structuring annual and long-term incentive arrangements for executives. In addition, FW Cook provides advice to the Compensation Committee on the compensation elements and levels for non-employee directors. The Company did not engage FW Cook for any projects other than those directed by the Compensation Committee, which were limited to engagements involving the compensation of executives and directors, and FW Cook has not performed any other services for the Company. The Compensation Committee assessed FW Cook’s independence based on various factors and has determined that FW Cook’s engagement and the services provided by FW Cook to the Compensation Committee did not raise any conflict of interest.

Consideration of Prior Shareholder Advisory Votes on Executive Compensation

We provide our stockholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our NEOs (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At each of the 2015, 2016, 2017 and 2018 Annual Meetings of Stockholders, over 95% of the votes cast on the “say-on-pay” proposal were voted in favor of the compensation of our NEOs as disclosed in the proxy statement for such meeting. Our Compensation Committee considered this high level of stockholder support when determining the compensation for 2018 and 2019, and decided not to make any significant changes to the structure of our compensation program, other than as discussed under “Compensation Philosophy and Objectives—Compensation Improvements for 2019.” The Committee concluded that the Company’s compensation program should continue to emphasize the performance, alignment and retention objectives described herein.

As required by SEC rules, we also provided our stockholders with an opportunity to vote, on an advisory basis, on the frequency of future say-on-pay votes at the 2017 Annual Meeting of Stockholders. At that meeting, the Company’s stockholders voted overwhelmingly to recommend that future say-on-pay votes be held annually. Our Board adopted that recommendation and, accordingly, our stockholders will continue to have an annual opportunity to vote to approve, on an advisory basis, the compensation of our NEOs. Pursuant to SEC rules, the next advisory vote on the frequency of future say-on-pay votes will be held no later than the Company’s 2023 Annual Meeting of Stockholders.

Peer Group and Benchmarking

FW Cook provides the Compensation Committee with market information and assists the Compensation Committee in understanding the competitive market for the Company’s executive positions. In considering the competitive environment, the Committee reviews compensation information disclosed by a peer group of comparatively sized companies with which we compete for business and executive talent, and the composition of the peer group is reviewed annually to ensure that each company remains appropriate for inclusion. At the direction of the Compensation Committee, the peer group was developed with a particular focus on companies that provide services in the health care technology, application software, research and consulting, and other healthcare-related industries and are of a similar size as the Company (as measured by revenue, assets, market capitalization and enterprise value).

The Compensation Committee also considers information derived from published survey data that compares the elements of each executive officer’s target total direct compensation to the market information for executives with similar roles. FW Cook compiles this information and size-adjusts the published survey data to reflect our revenue size in relation to the survey participants to more accurately reflect the scope of responsibility for each executive officer. We generally seek to provide our executives with base salaries and target bonus and long-term incentive opportunities that are positioned around the median of competitive practice in order to assist in attracting and retaining talented executives and to further motivate and reward our NEOs for sustained, long-term improvements in the Company’s financial results and the achievement of long-term business objectives. We recognize, however, that benchmarking is not always reliable and may be subject to variation from one year to the next. As a result, we also use Company and individual performance in determining the appropriate compensation opportunities for our NEOs, and actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.

The peer group used by the Compensation Committee for 2018 pay actions is shown in the table below:

Company Name	Ticker
American Software, Inc.	AMSWA
Blackbaud Inc.	BLKB
Ebix Inc.	EBIX
Guidance Software, Inc.	GUID
Healthstream Inc.	HSTM
HMS Holdings Corp.	HMSY
Jive Software, Inc.	JIVE
Medidata Solutions, Inc.	MDSO
NextGen Healthcare, Inc. (formerly Quality Systems Inc.)	NXGN
Omnicell, Inc.	OMCL
PROS Holdings, Inc.	PRO
R1 RCM Inc. (formerly Accretive Health, Inc.)	ACHI
RCM Technologies Inc.	RCMT
Tyler Technologies, Inc.	TYL
Vocera Communications, Inc.	VCRA

In connection with determining our compensation arrangements for 2019, we made the following changes to the peer group, as recommended by FW Cook:

•	Removed Tyler Technologies, Inc. due its revenue being outside of the range of between one-third and three times the Company’s revenue;

•	Removed Guidance Software, Inc. and Jive Software, Inc., as they have been acquired and no longer trade as public companies; and

•

Added Castlight Health, Inc., Inovalon Holdings, Inc., National Research Corp. and Tabula Rasa HealthCare, Inc. due to each of them being in the healthcare technology or services industry and having revenue within the range of between one-third and three times the Company’s revenue.

Competitive Market Assessment of Executive Compensation Program

FW Cook conducts competitive market assessments of our executive officer compensation program at the request of the Compensation Committee. The competitive market assessments include an analysis of pay data, including base salary, short-term incentives, long-term incentives and total compensation values, for the Company’s executives compared to executives in similar positions with the peer group companies listed above, as well as compensation survey data for companies of similar size and industry background.

The Compensation Committee determines the appropriate levels of compensation for each executive after considering the competitive market assessment and a number of other factors, including an assessment of each individual’s performance, experience and expertise related to his or her responsibilities, the Company’s operating and financial results, and recommendations and advice from FW Cook.

Elements Used to Achieve Compensation Objectives

The compensation of our NEOs consists of base salaries, annual performance-based cash bonuses, long-term incentive awards and employee benefits, as described below. One of our NEOs also receives sales commissions as described under “—Sales Commissions.” Our NEOs are also entitled to certain compensation and benefits upon qualifying terminations of employment pursuant to the various award agreements under the 2014 Incentive Plan, as described below under “Potential Payments Upon Termination or Change in Control.”

Base Salaries. Each NEO’s base salary is determined principally by the responsibilities required by the executive’s position, as well as the executive’s length of service in a position and at our Company, and also takes into account the amount of other elements of compensation. The Compensation Committee did not approve any changes to the annual base salaries of our NEOs for 2018, and these base salaries have been held constant since 2016. The amount of any future increase or decrease in base salary will be considered based on the above mentioned factors, including the Company’s financial performance and, in the discretion of the Compensation Committee, the compensation paid by our competitors and/or other comparable-sized companies.

Annual Performance-Based Cash Bonuses. In order to further align the interests of the executives with those of the stockholders, the Compensation Committee granted at its March 6, 2018 meeting performance-based cash bonus awards pursuant to the 2014 Incentive Plan to each executive officer of the Company, other than executive officers earning commission-based compensation. Each eligible NEO was granted a target incentive amount (in dollars and as a percentage of base salary), with the actual incentive earned to be calculated based on the percentage increase in the Company’s Adjusted EBITDA (as hereinafter defined) in 2018 over the Company’s Adjusted EBIDTA in 2017. “Adjusted EBITDA” is a non-GAAP financial measure and consists of GAAP net income as reported, adjusted for: (i) depreciation expense; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation expense; (iv) severance and other non-recurring expenses; (v) goodwill impairment charges; (vi) interest expense and other, net; and (vii) the provision for income taxes. The Compensation Committee believes that Adjusted EBITDA is an appropriate metric for our annual performance-based cash bonuses, as it evaluates the overall financial and operational strength and performance of the Company and is a good measure of our historical operating trends.

Under the terms of the performance-based cash bonus awards granted in 2018, the eligible NEOs were entitled to:

•	50% of their target cash bonus award if the Company’s Adjusted EBITDA in 2018 was 95% of Adjusted EBITDA in 2017 (the threshold award);

•	100% of their target cash bonus award if the Company’s Adjusted EBITDA in 2018 was 105% of Adjusted EBITDA in 2017 (the target award); and

•	150% of their target cash bonus award if the Company’s Adjusted EBITDA in 2018 was 125% or more of Adjusted EBITDA in 2017 (the maximum award).

Adjusted EBITDA in 2017 was approximately $45.611 million. The Company interpolates between the threshold, target and maximum award amounts.

Actual Results

In 2018, the Company achieved Adjusted EBITDA of approximately $48.065 million, or 105.4% of Adjusted EBITDA in 2017, resulting in the eligible NEOs receiving 101.0% of their target award amounts under the terms of the 2018 performance-based cash bonus awards. The individual target cash bonus amounts, including as a percentage of salary, for the NEOs who received performance-based cash bonus awards for 2018, and the amounts earned and paid based on the level of achievement of Adjusted EBITDA growth, were as follows:

Name	Target Cash Bonus as a % of Salary	Target Cash Bonus Amount	Actual Cash Bonus Paid
J. Boyd Douglas	48%	$302,400	$305,275
Matt J. Chambless	48%	$156,000	$157,483
David A. Dye	48%	$204,000	$205,939
Christopher L. Fowler	48%	$240,000	$242,282

Long-Term Incentive Awards. We have made long-term grants of equity compensation to executive officers in order to align their interests and compensation with the long-term interests of stockholders and provide an incentive for them to maintain their relationship with the Company. Beginning in 2014, in order to further link compensation to Company performance, the Compensation Committee began granting both time-based restricted stock and performance share awards. The Committee considers many factors in determining the appropriate mix of long-term equity awards in order to retain, incentivize and appropriately reward executives for the creation of value for stockholders. As discussed above under “Compensation Philosophy and Objectives—Compensation Improvements for 2019” and below under “Equity Grant Practices,” the Compensation Committee has increased the percentage of the long-term equity awards that is granted in performance share awards from 50% to 60% and decreased the percentage of such awards that is granted in time-based restricted stock from 50% to 40% in order to focus the executives more on long-term performance.

Time-Based Restricted Stock – 40% of Long-term Incentive Grants

At its March 6, 2018 meeting, the Compensation Committee granted time-based restricted stock awards to all of the current executive officers of the Company, including our NEOs, with one-third of the shares vesting on each of the first three anniversaries of the date of grant, commencing on March 6, 2019. The size of the restricted stock awards granted to the executives is based on the subjective determination of the Compensation Committee, which considers each executive’s importance to and tenure with the Company and level of responsibility. In order to vest, the executive must remain employed by us as an executive on each vesting date. The individual grants of time-based restricted stock for the NEOs were as follows:

Name	Dollar Value of Award	Number of Restricted Shares
J. Boyd Douglas	$319,999	10,596
Matt J. Chambless	$280,014	9,272
David A. Dye	$319,999	10,596
Christopher L. Fowler	$319,999	10,596
Troy D. Rosser	$200,015	6,623

Performance Share Awards – 60% of Long-term Incentive Grants

The Compensation Committee granted performance share awards pursuant to the 2014 Incentive Plan to each executive officer of the Company, including our NEOs, at its meeting on March 6, 2018. Each NEO was granted a target number of performance shares, with the actual number of performance shares earned and to be issued to be calculated based on the Company’s Adjusted earnings per share or “EPS” (as hereinafter defined) performance. “Adjusted EPS” is a non-GAAP financial measure and consists of GAAP net income as reported, with pre-tax adjustments for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation expense; (iii) severance and other non-recurring expenses; (iv) non-cash interest expense; (v) loss on extinguishment of debt; and (vi) goodwill impairment changes, as well as after-tax adjustments for (i) tax effects of the pre-tax adjustments; (ii) tax shortfall from stock-based compensation; (iii) tax reform effects; and (iv) valuation allowance for state net operating losses, divided by weighted shares outstanding (diluted) in the applicable period. The Compensation Committee believes that Adjusted EPS is an appropriate metric for aligning executive pay with Company performance and returns to the Company’s stockholders.

As discussed above, the Compensation Committee decided to grant 60% of the dollar amount of the target long-term incentive grant value as performance share awards. In order to continue the transition from a one-year performance period to a three-year performance period, the Committee granted one-half of the performance shares subject to a one-year performance period (the “One-Year PSAs”) and one-half of the performance shares subject to a three-year performance period (the “Three-Year PSAs”):

•

One-Year PSAs: The target number of One-Year PSAs was determined by dividing the dollar amount of the target long-term incentive compensation potentially payable through such awards by an amount equal to the closing price of our common stock on the date of grant. As with the annual performance share awards previously granted by the Compensation Committee, the actual number of performance shares earned is calculated based on the percentage increase in the Company’s Adjusted EPS in 2018 over the Company’s Adjusted EPS in 2017. The actual performance shares earned by the NEOs are issued as shares of restricted stock following the certification by the Compensation Committee of the Company’s achievement of the performance goal set forth above. Such shares of restricted stock are subject to time-based vesting, with one-third of the shares vesting on each of the first three anniversaries of the certification.

•

Three-Year PSAs: The target number of Three-Year PSAs was determined by dividing the dollar amount of the target long-term incentive compensation potentially payable through such awards by an amount equal to the closing price of our common stock on the date of grant. The actual number of performance shares earned will be calculated based on the percentage increase in the Company’s Adjusted EPS in each of three years over the Company’s Adjusted EPS in the respective prior year. The threshold, target and maximum annual growth rates for each of the three years were established at the beginning of the three-year performance period and will be applied to each prior year actual outcome. The payout percentages achieved in each of the three years will be averaged when determining the number of performance shares earned. If a payout percentage for a specific year does not reach the threshold level for such year, it will count as 0% toward the average for the three-year performance period.

Based upon the formulas described above, the Compensation Committee approved grants of performance share awards to the NEOs as follows:

Name	Target Dollar Value of Performance-Based Awards	Target Number of One-Year PSAs	Target Number of Three-Year PSAs
J. Boyd Douglas	$480,000	7,947	7,947
Matt J. Chambless	$420,000	6,953	6,953
David A. Dye	$480,000	7,947	7,947
Christopher L. Fowler	$480,000	7,947	7,947
Troy D. Rosser	$300,000	4,967	4,967

With respect to the Three-Year PSAs, the Compensation Committee will apply a “TSR Modifier” (as hereinafter defined) to the number of performance shares earned to arrive at the final number of shares to be issued. The “TSR Modifier” is an adjustment to the number of performance shares earned based on how the Company’s total shareholder return (“TSR”) compares to the S&P 600 Health Care Equipment and Services index for the performance period. If the Company’s TSR is in the top quartile of this index, the number of performance shares earned for the period will be adjusted upward by 15% in order to reward relative outperformance against the index. Conversely, if the Company’s TSR is in the bottom quartile of this index, the number of performance shares earned for the period will be adjusted downward by 15% in order to further align compensation paid to our executives with returns generated for our stockholders.

Actual Results

Under the terms of the One-Year PSAs granted in 2018, the eligible NEOs were entitled to:

•	50% of their target share award if the Company’s Adjusted EPS in 2018 was 95% of Adjusted EPS in 2017 (the threshold award);

•	100% of their target share award if the Company’s Adjusted EPS in 2018 was 105% of Adjusted EPS in 2017 (the target award); and

•	150% of their target share award if the Company’s Adjusted EPS in 2018 was 125% or more of Adjusted EPS in 2017 (the maximum award).

Adjusted EPS in 2017 was approximately $1.77. The Company interpolates between the threshold, target and maximum award amounts.

In 2018, the Company achieved Adjusted EPS of approximately $2.51, or 141.5% of Adjusted EPS in 2017, resulting in the eligible NEOs receiving 150.0% (the maximum) of their target award amounts under the terms of the One-Year PSAs. The individual target number of performance shares, including the dollar value of such target number, for the NEOs who received performance share awards for 2018 and the number of shares earned based on the level of achievement of Adjusted EPS growth, were as follows:

Name	Target Dollar Value of One-Year PSAs	Target Number of One-Year PSAs	Actual Performance Shares Earned
J. Boyd Douglas	$240,000	7,947	11,920
Matt J. Chambless	$210,000	6,953	10,429
David A. Dye	$240,000	7,947	11,920
Christopher L. Fowler	$240,000	7,947	11,920
Troy D. Rosser	$150,000	4,967	7,450

Sales Commissions. One of our current NEOs - Troy D. Rosser - was compensated in 2018 in part through the payment of commissions. The amount of commissions earned by Mr. Rosser is included in the “Salary” column of the Summary Compensation Table on page 37 of this Proxy Statement.

Mr. Rosser, Senior Vice President–Sales, is responsible for overseeing all of the Company’s sales and marketing efforts. As the Company’s second highest ranking officer with a direct responsibility for sales, Mr. Rosser has received each year since 2006 a commission, payable monthly, equal to 1.0% of the Company’s gross profit from sales of software systems and hardware and provision of services to new customers that are invoiced during the first year after the date of installation. Such commission rate would increase to 1.5% on gross profit exceeding $29,300,000. Mr. Rosser has also received since 2006 a commission, payable monthly, equal to 0.5% of the Company’s gross profit from sales of software systems and hardware and provision of services to existing customers. Commissions from sales of software and hardware become payable at the time of completion of the installation of the applicable hardware and/or software. Commissions from sales of business management, consulting and managed IT services become payable at the time that the Company recognizes revenue from such sales under GAAP. Other than for the potential increase in commission rate (from 1.0% to 1.5%) on gross profit from sales of software and hardware to new customers, there are no threshold, target or maximum amounts or quotas established for the calculation of commissions due to Mr. Rosser.

In the event that a customer defaults on payment for software, hardware or business management services, all commissions paid to Mr. Rosser on the defaulted accounts are deducted from future commissions. In the event that partial payment from a customer is received, commissions are deducted pro rata based on the amount of the payment received. Other than in the event of an executive’s death, the Company discontinues all commission payments upon termination of the executive’s employment with the Company.

The Compensation Committee approved the specific sales metrics for Mr. Rosser’s commission arrangement based on input from the CEO and the estimated amount of total compensation that would be payable based on historical sales information. The commissions are designed to reward Mr. Rosser for Company performance directly related to sales activities. As previously described, there are no threshold, target or maximum amounts or quotas established for the calculation of commissions due to Mr. Rosser.

2019 Compensation Actions

As discussed under “Compensation Philosophy and Objectives—Compensation Improvements for 2019,” the Compensation Committee has made a number of significant improvements to our executive compensation program since late 2017. The Committee decided to add additional performance metrics to the annual cash incentive program that reflect how management evaluates the Company’s operations and use the current year budgeted amounts to set performance targets instead of prior-year performance, which changes were implemented in 2019. Beginning in 2018, the Committee decided to transition from a one-year to a three-year performance period for the performance share awards granted to our executive officers, add a TSR performance modifier to our long-term equity incentive awards and increase the percentage of the long-term equity awards that is granted in performance share awards while reducing the percentage granted as time-based restricted stock.

Base Salaries and Sales Commissions. At its meeting on March 7, 2019, the Compensation Committee established 2019 base salaries and commission arrangements for the NEOs. The Compensation Committee did not approve any changes to the annual base salaries or commission arrangements of our NEOs for 2019. See “Elements Used to Achieve Compensation Objectives—Base Salaries” and “—Sales Commissions” for a discussion of the various factors that the Compensation Committee considers when evaluating and establishing base salaries and commission arrangements.

Annual Performance-Based Cash Bonuses. The Compensation Committee granted performance-based cash bonus awards pursuant to the 2014 Incentive Plan to the non-commissioned NEOs at its meeting on March 7, 2019. Each such individual was granted a target incentive amount (in dollars and as a percentage of base salary), with the actual incentive earned to be calculated based (i) 50% on the Company’s Adjusted EBITDA in 2019 compared to the budgeted amount for 2019 and (ii) 50% on the Company’s recurring revenue growth in 2019 compared to the budgeted level for 2019. The Committee chose to use the 2019 budgeted amounts as the targets for these performance metrics instead of prior-year performance, as has been done historically, in order to focus management’s efforts on achieving its goals for the current year.

Additionally, the Compensation Committee chose to base 50% of the 2019 performance-based cash bonuses on Adjusted EBITDA for the reasons described above under “Elements Used to Achieve Compensation Objectives—Annual Performance-Based Cash Bonuses.” The Committee chose to add recurring revenue growth as a performance metric in 2019 because it aligns with how management, investors and analysts view the Company in terms of stability of revenues and cash flows and reflects management’s long-term strategy of leveraging TruBridge services to increase growth.

Potential bonus payouts under each performance metric will range from zero for below threshold performance to 25% of the target award for threshold performance, to 200% of the target award for maximum performance. Payouts related to performance between threshold and target and between target and maximum are subject to straight-line interpolation. Failure to meet the minimum performance threshold for a metric would result in the participant not receiving any portion of the bonus payout attributable to such metric.

Long-Term Incentive Awards.

Time-Based Restricted Stock. The Compensation Committee granted restricted stock awards to all of the current executive officers of the Company, including our NEOs, at its meeting on March 7, 2019. These awards were granted under the 2014 Incentive Plan and are subject to time-based vesting, with one-third of the shares vesting on each of the first three anniversaries of the date of grant, commencing on March 7, 2020. After determining the target long-term incentive grant value for each NEO, 40% of such amount was allocated to restricted stock.

Performance Share Awards. At its meeting on March 7, 2019, the Compensation Committee also granted performance share awards pursuant to the 2019 Incentive Plan, subject to approval by the stockholders at the Annual Meeting, to each executive officer of the Company, including our NEOs. As discussed above, the Compensation Committee decided to grant 60% of the dollar amount of the target long-term incentive grant value as performance share awards. In order to continue the transition from a one-year performance period to a three-year performance period, the Committee granted one-half of the performance shares subject to a one-year performance period (the

“One-Year PSAs”) and one-half of the performance shares subject to a three-year performance period (the “Three-Year PSAs”). The target number of One-Year PSAs was determined by dividing the dollar amount of the target long-term incentive compensation to be paid through such awards by an amount equal to the closing price of our common stock on March 6, 2019. The actual number of performance shares earned pursuant to the One-Year PSAs will be calculated based on the Company’s Adjusted EPS in 2019 compared to the budgeted amount for 2019. The actual performance shares earned by the NEOs, if any, will be issued as shares of restricted stock following the certification by the Compensation Committee of the Company’s achievement of the performance goal set forth above. Such shares of restricted stock are subject to time-based vesting, with one-third of the shares vesting on each of the first three anniversaries of the certification.

The target number of Three-Year PSAs was determined by dividing the dollar amount of the target long-term incentive compensation to be paid through such awards by an amount equal to the closing price of our common stock on March 6, 2019. The actual number of performance shares earned will be calculated based on the Company’s Adjusted EPS in each of three years compared to the budgeted amount in such year. The threshold, target and maximum annual growth rates for each of the three years were established at the beginning of the three-year performance period and will be applied to each prior year actual outcome. The payout percentages achieved in each of the three years will be averaged when determining the number of performance shares earned. If a payout percentage for a specific year does not reach the threshold level for such year, it will count as 0% toward the average for the three-year performance period.

The number of performance shares earned will range from zero for below threshold performance to 50% of the target award for threshold performance, to 150% of the target award for maximum performance. Payouts related to performance between threshold and target and between target and maximum are subject to straight-line interpolation. Failure to meet the minimum performance threshold would result in the participant not earning any performance shares.

Based upon the formulas described above, the Compensation Committee approved 2019 grants of time-based restricted stock (40% of the long-term incentive grants) and performance share awards (60% of the long-term incentive grants) to the NEOs as follows:

Name	Total Dollar Value of Equity Awards	Dollar Value of Time-Based Restricted Stock Award	Dollar Value of Target Level of Performance Share Awards
J. Boyd Douglas	$698,000	$279,200	$418,800
Matt J. Chambless	$611,000	$244,400	$366,600
David A. Dye	$698,000	$279,200	$418,800
Christopher L. Fowler	$698,000	$279,200	$418,800
Troy D. Rosser	$436,500	$174,600	$261,900

With respect to the Three-Year PSAs, the Compensation Committee decided to continue to apply a “TSR Modifier” to the number of performance shares earned to arrive at the final number of shares to be issued. The “TSR Modifier” is an adjustment to the number of performance shares earned based on how the Company’s total shareholder return (“TSR”) compares to the S&P 600 Health Care Equipment and Services index for the performance period. If the Company’s TSR is in the top quartile of this index, the number of performance shares earned for the period will be adjusted upward by 15% in order to reward relative outperformance against the index. Conversely, if the Company’s TSR is in the bottom quartile of this index, the number of performance shares earned for the period will be adjusted downward by 15% in order to further align compensation paid to our executives with returns generated for our stockholders.

Equity Grant Practices

As discussed above, the Compensation Committee intends to continue to make regular grants of equity that incentivize performance and have retentive effect. All such equity awards will be made under the 2019 Incentive Plan. The Compensation Committee is in the process of transitioning to a mix for the long-term equity awards more heavily weighted in favor of performance share awards than time-based restricted stock. Starting in 2018, the Compensation Committee structured the long-term equity awards to the Company’s executive officers, including the NEOs, so that approximately 40% of the equity is time-based restricted stock and approximately 60% is performance share awards (at the target level of performance). The Compensation Committee is also in the process of transitioning the performance share awards from a one-year performance period to a three-year performance period. Additionally, the Committee intends to continue to incorporate performance metrics into the long-term equity awards that align with the Company’s strategy and base the targets for these performance metrics on the budgeted amounts instead of prior-year performance.

To date, our practice in granting equity has been to determine the dollar amount of targeted equity compensation that we want to provide the executives and then to grant a number of shares of time-based restricted stock or the target number of performance-based shares, as applicable, that has a fair market value equal to that amount on the date of grant. We determine the fair market value based on the closing price of our stock on Nasdaq on the date of grant. We do not select grant dates based upon the public release of material information about the Company, and the proximity of the grant date of any award to the date on which we announce such information is coincidental.

Employment, Severance and Change-in-Control Arrangements

Our NEOs do not have employment, severance or change-in-control agreements. Our NEOs serve at the will of the Board, which enables the Company to terminate their employment with discretion as to the terms of any severance arrangement. This is consistent with the Company’s employment and compensation philosophy. However, the NEOs are eligible to receive certain benefits upon the termination of their employment with the Company or a change in control of the Company with respect to awards made under the 2014 Incentive Plan and the 2019 Incentive Plan (collectively, the “Plans”). Under the Plans, if a NEO’s employment is terminated due to death or “Disability” (as defined in the Plans), the executive will be entitled to receive the pro rata portion of any performance-based cash bonus and any performance share award that would have been earned had the termination not occurred, and the vesting of any unvested restricted stock will automatically accelerate. If a NEO’s employment is terminated without “Cause” (as defined in the Plans), the Compensation Committee may determine, in its sole discretion, to accelerate the vesting of all or any portion of unvested restricted stock, but any performance-based cash bonus and any performance share award will be forfeited. Finally, in the event of a “Change in Control” of the Company (as defined in the Plans) prior to the last day of a performance period, any performance-based cash bonus and any performance share award will be paid or deemed earned at the target level of achievement, and the vesting of any unvested restricted stock will automatically accelerate.

The Compensation Committee believes these benefits are necessary in order to retain qualified officers. See “Potential Payments Upon Termination or Change-in-Control” below for additional detail.

Perquisites and Other Benefits

None of our executive officers receive any perquisites. Our policy is to not provide perquisites to executives, in part because we believe that they do not effectively incentivize management to improve the financial performance of the Company. Additionally, we do not maintain any pension or defined benefit plans for the benefit of our executive officers.

Our executive officers, including the NEOs, participate in the Company’s 401(k) plan on the same terms as all of our employees. The plan allows eligible employees to contribute up to 60% of their pre-tax earnings up to the statutory limit prescribed by the Internal Revenue Service. The Company matches a discretionary amount determined by the Board of Directors. In 2018, we matched employee contributions up to $2,000 per employee. Our executive officers, including the NEOs, also participate in our other benefit plans on the same terms as our other employees. These plans include medical and dental insurance, life insurance and long-term disability insurance.

Recoupment Policy

Time-based restricted stock awards, performance-based cash bonus awards and performance-based share awards granted under the Company’s 2014 Incentive Plan and 2019 Incentive Plan are subject to recovery or adjustment by the Company as may be required pursuant to any law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Prohibition on Pledging and Hedging of Company Stock

The Company’s Insider Trading Policy prohibits the Company’s directors, officers and employees from pledging their common stock in the Company as security or engaging in transactions designed to “hedge” against the price of the Company’s common stock. None of the Company’s directors or executive officers currently engage in any pledging or hedging transactions.

Equity Ownership and Retention Requirements for Executive Officers

CPSI has always encouraged its executive officers to have a financial stake in the Company, and the officers have generally owned shares of our common stock. On January 27, 2014, the Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, amended CPSI’s Corporate Governance Guidelines in order to implement formal stock ownership guidelines for the Company’s executive officers, including its NEOs. Under the guidelines, the Chief Executive Officer should acquire and beneficially own shares of CPSI common stock valued at five (5) times such individual’s annual base salary. Each other executive officer should acquire and beneficially own shares of CPSI common stock valued at two (2) times such individual’s annual base salary. Current executive officers had until the later of (i) January 27, 2019 or (ii) five years from the date of his or her designation by the Board as an executive officer to satisfy this guideline. All of the Company’s executive officers currently satisfy the stock ownership guidelines.

As with the stock ownership guidelines for the Company’s non-employee directors, the minimum number of shares to be held by an executive officer will be calculated on the first trading day of each calendar year based on the fair market value of such shares (a “Determination Date”). Any subsequent change in the value of the shares will not affect the amount of stock executive officers should hold during that year. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), and (iii) time-vesting restricted stock. However, unexercised stock options and unearned performance shares, if any, are not counted toward meeting the guidelines. If the number of shares that an executive officer should own is increased as a result of an increase in the amount of such officer’s annual base salary, the officer will have five years from the effective date of the increase to attain the increased level of ownership. If the number of shares that an executive officer should own as of a Determination Date is increased as a result of a decrease in the Company’s stock price, the executive officer will have until the later of three years from such Determination Date and the date by which such executive officer was otherwise required to comply with the ownership guidelines to attain the increased level of ownership.

In October 2017, we also established equity retention requirements for our executive officers. Under these requirements, officers are required to retain 100% of the net shares (as defined in the amended Corporate Governance Guidelines) obtained through the Company’s equity plans until the stock ownership guidelines are achieved. The Corporate Governance Guidelines contain these requirements and are available on our website at http://investors.cpsi.com under “Corporate Governance.”

Tax and Accounting Implications

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deductibility of compensation in excess of $1 million paid to certain of the Company’s officers whose compensation is required to be disclosed to our stockholders under the Exchange Act. Prior to the enactment of the 2017 Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (the “Tax Act”), an exception to the $1 million deduction limit existed for qualified performance-based compensation. The Tax Act repealed this exception for performance-based compensation and, as a result, all compensation in excess of $1 million paid to specified executives will not be deductible for fiscal years beginning after December 31, 2017.

With the enactment of the Tax Act, the Compensation Committee will review and assess the impact of the new law on our compensation programs and design. While the Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and believes it is important to preserve flexibility in administering its compensation program in a manner designed to promote varying corporate goals. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain executive talent, the Compensation Committee may approve compensation that is not deductible by the Company for tax purposes.

Accounting for Stock-Based Compensation. The Company accounts for stock-based payments, including under its 2014 Incentive Plan, in accordance with the requirements of the FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

Section 409A of the Code (“Section 409A”). The Company designs, awards and implements its compensation arrangements to be exempt from or fully comply with Section 409A and accompanying regulations.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Glenn P. Tobin, Chairman
A. Robert Outlaw, Jr.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the Company’s NEOs for the fiscal years ended December 31, 2018, 2017 and 2016. Additional information about our executive compensation program can be found in the Compensation Discussion and Analysis contained in this Proxy Statement. The Company has not entered into any employment agreements with any of the NEOs.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
J. Boyd Douglas President and CEO	2018 2017 2016	630,000 630,000 630,000		-0- -0- -0-	799,296 967,163 780,751	-0- -0- -0-	305,275 315,479 -0-	-0- -0- -0-	18,765 22,493 39,668	1,753,336 1,935,135 1,450,419
Matt J. Chambless Chief Financial Officer	2018 2017 2016	325,000 325,000 325,000		-0- -0- -0-	699,361 725,358 585,589	-0- -0- -0-	157,483 162,747 -0-	-0- -0- -0-	14,116 13,980 11,027	1,195,960 1,227,085 921,616
David A. Dye Chief Growth Officer	2018 2017 2016	425,000 425,000 425,000		-0- -0- -0-	799,296 967,163 780,751	-0- -0- -0-	205,939 212,823 -0-	-0- -0- -0-	16,765 20,493 37,668	1,447,000 1,625,479 1,243,419
Christopher L. Fowler Chief Operating Officer and President – TruBridge, LLC	2018 2017 2016	500,000 500,000 500,000		-0- -0- -0-	799,296 967,163 780,751	-0- -0- -0-	242,282 250,380 -0-	-0- -0- -0-	18,403 21,200 32,018	1,559,981 1,738,743 1,312,769
Troy D. Rosser Senior Vice President–Sales	2018 2017 2016	961,170 729,817 428,176	(4) (5) (6)	-0- -0- -0-	499,583 641,850 439,166	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	12,380 14,500 28,536	1,473,133 1,386,167 895,878

(1)

The amounts reported represent the aggregate grant date fair value of time-based restricted stock and performance share awards, calculated in accordance with FASB ASC Topic 718, rather than the amount paid to or realized by the NEO. The grant date fair value of the performance share awards granted in 2018, 2017 and 2016 is based upon the probable outcome of the performance conditions as of the grant date (calculated by multiplying the target number of performance shares by the closing price of the Company’s stock on the date of grant less the present value of the expected dividends not received during the relevant period, as well as a Monte Carlo simulation applicable to the market-based performance metric for the Three-Year PSAs, or $29.81 for the One-Year PSAs granted to the NEOs in 2018, $30.50 for the Three-Year PSAs granted to the NEOs in 2018, $26.06 for the performance share awards granted to all of the NEOs except Mr. Rosser on March 9, 2017, $32.66 for the performance share awards granted to Mr. Rosser on May 11, 2017 and $50.68 for the performance share awards granted to the NEOs in 2016). The maximum value of the performance share awards granted in 2018 (calculated by multiplying the maximum number of performance shares by the closing price of the Company’s stock on the date of grant, or $30.20) is $720,028 for each of Messrs. Douglas, Dye and Fowler, $629,972 for Mr. Chambless, and $450,040 for Mr. Rosser. The maximum value of the performance share awards granted in 2017 (calculated by multiplying the maximum number of performance shares by the closing price of the Company’s stock on the date of grant less the present value of the expected dividends not received during the relevant period, or $26.06 for the performance share awards granted on March 9, 2017 and $32.66 for the performance share awards granted on May 11, 2017), is $591,171 for each of Messrs. Douglas, Dye and Fowler, $443,359 for Mr. Chambless, and $479,253 for Mr. Rosser. The maximum value of the performance share awards granted in 2016 (calculated by multiplying the maximum number of performance shares by the closing price of the Company’s stock on the date of grant less the present value of the expected dividends not received during the relevant period, or $50.68), is $571,164 for each of Messrs. Douglas, Dye and Fowler, $428,398 for Mr. Chambless, and $321,261 for Mr. Rosser. See Note 8 to the financial statements in CPSI’s Form 10-K for the year ended December 31, 2018, Note 8 to the financial statements in CPSI’s Form 10-K for the year ended December 31, 2017 and Note 9 to the financial statements in CPSI’s Form 10-K for the year ended December 31, 2016 for the assumptions made in determining the grant date fair values. There can be no assurance that the grant date fair value of these awards will ever be realized.

(2)

The amounts reported represent compensation earned pursuant to annual cash incentive awards granted under the 2014 Incentive Plan. The annual cash incentive awards are based on pre-established, performance-based targets and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” For a description of the annual cash incentive awards, see “Elements Used to Achieve Compensation Objectives—Annual Performance-Based Cash Bonuses” beginning on page 27.

(3)

The following table shows each of the components of the “All Other Compensation” column for 2018: (i) Company contributions to the 401(k) retirement plan; and (ii) dividends paid on unvested shares of restricted stock under the Company’s 2014 Incentive Plan. The Company does not provide any perquisites to its executive officers.

All Other Compensation – 2018

Name	Company 401(k) Contributions	Dividends on Restricted Stock	Total All Other Compensation
J. Boyd Douglas	$2,000	$16,765	$18,765
Matt J. Chambless	$2,000	$12,116	$14,116
David A. Dye	-0-	$16,765	$16,765
Christopher L. Fowler	$2,000	$16,403	$18,403
Troy D. Rosser	$2,000	$10,380	$12,380

(4)	$806,170 of this amount represents sales commissions earned by Mr. Rosser during 2018.
(5)	$429,817 of this amount represents sales commissions earned by Mr. Rosser during 2017.
(6)	$273,176 of this amount represents sales commissions earned by Mr. Rosser during 2016.

Grants of Plan-Based Awards in 2018

The following table provides certain information regarding the annual cash incentive, performance share and restricted stock awards granted to our NEOs pursuant to the 2014 Incentive Plan during the fiscal year ended December 31, 2018.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Boyd Douglas	3/6/2018		151,200	302,400	453,600	—	—	—	—	—	—	—
	3/6/2018	(5)	—	—	—	3,974	7,947	11,921	—	—	—	236,913
	3/6/2018	(6)	—	—	—	3,974	7,947	11,921	—	—	—	242,384
	3/6/2018		—	—	—	—	—	—	10,596	—	—	319,999
Matt J. Chambless	3/6/2018		78,000	156,000	234,000	—	—	—	—	—	—	—
	3/6/2018	(5)	—	—	—	3,477	6,953	10,430	—	—	—	207,280
	3/6/2018	(6)	—	—	—	3,477	6,953	10,430	—	—	—	212,067
	3/6/2018		—	—	—	—	—	—	9,272	—	—	280,014
David A. Dye	3/6/2018		102,000	204,000	306,000	—	—	—	—	—	—	—
	3/6/2018	(5)	—	—	—	3,974	7,947	11,921	—	—	—	236,913
	3/6/2018	(6)	—	—	—	3,974	7,947	11,921	—	—	—	242,384
	3/6/2018		—	—	—	—	—	—	10,596	—	—	319,999
Christopher L. Fowler	3/6/2018		120,000	240,000	360,000	—	—	—	—	—	—	—
	3/6/2018	(5)	—	—	—	3,974	7,947	11,921	—	—	—	236,913
	3/6/2018	(6)	—	—	—	3,974	7,947	11,921	—	—	—	242,384
	3/6/2018		—	—	—	—	—	—	10,596	—	—	319,999
Troy D. Rosser	3/6/2018	(5)	—	—	—	2,484	4,967	7,451	—	—	—	148,074
	3/6/2018	(6)	—	—	—	2,484	4,967	7,451	—	—	—	151,494
	3/6/2018		—	—	—	—	—	—	6,623	—	—	200,015

(1)

The amounts shown in these columns reflect the threshold, target and maximum amounts potentially payable to each NEO who received an annual cash incentive award pursuant to the 2014 Incentive Plan. The actual amount earned in 2018 by each NEO that received an annual cash incentive award is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 37.

(2)	The amounts shown in these columns reflect the threshold, target and maximum amounts potentially payable to each NEO who received One-Year PSAs and Three-Year PSAs pursuant to the 2014 Incentive Plan.
(3)

The amounts shown in this column reflect the number of shares of time-based restricted stock granted to each NEO on March 6, 2018 pursuant to the 2014 Incentive Plan. The award vests in three annual installments of one-third each on the first three anniversaries of the grant date, commencing on March 6, 2019. The NEOs are entitled to the receipt of dividends declared on our common stock at the same rate and on the same terms as our other stockholders.

(4)

With respect to the time-based restricted stock granted to each NEO on March 6, 2018, the value shown in this column is the grant date fair value of the full award. With respect to the performance share awards granted to each NEO on March 6, 2018, the value shown in this column is the grant date fair value of the target award (calculated by multiplying the target number of performance shares by the closing price of the Company’s stock on the date of grant less the present value of the expected dividends not received during the relevant period, as well as a Monte Carlo simulation applicable to the market-based performance metric for the Three-Year PSAs, or $29.81 for the One-Year PSAs and $30.50 for the Three-Year PSAs). See Note 8 to the financial statements in CPSI’s Form 10-K for the year ended December 31, 2018 for the assumptions made in determining the grant date fair value. There can be no assurance that the grant date fair value will ever be realized.

(5)

The amounts shown in this row reflect the threshold, target and maximum amounts potentially payable to each NEO who received One-Year PSAs in 2018. The actual number of shares earned in 2018 and issued pursuant to the One-Year PSAs is reflected in the “Number of Shares or Units of Stock That Have Not Vested” column of the Outstanding Equity Awards at 2018 Fiscal Year-End table on page 41.

(6)

The amounts shown in this row reflect the threshold, target and maximum amounts potentially payable to each NEO who received Three-Year PSAs. The number of unearned shares outstanding under the Three-Year PSAs is reflected in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the Outstanding Equity Awards at 2018 Fiscal Year-End table on page 41.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information regarding the number of shares of unvested restricted stock and unearned performance share awards held by our NEOs as of December 31, 2018. There were no stock options outstanding for our NEOs at December 31, 2018.

Stock Awards
					Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
J. Boyd Douglas	3/14/2016	2,505	(2)	62,876
	3/9/2017	14,170	(3)	355,667
	5/11/2017	11,594	(2)	291,009
	3/6/2018	10,596	(2)	265,960
	3/6/2018	11,920	(4)	299,192
	3/6/2018				11,921	(5)	299,217
Matt J. Chambless	3/14/2016	1,879	(2)	47,163
	3/9/2017	10,627	(3)	266,737
	5/11/2017	8,695	(2)	218,245
	3/6/2018	9,272	(2)	232,727
	3/6/2018	10,429	(4)	261,768
	3/6/2018				10,430	(5)	261,793
David A. Dye	3/14/2016	2,505	(2)	62,876
	3/9/2017	14,170	(3)	355,667
	5/11/2017	11,594	(2)	291,009
	3/6/2018	10,596	(2)	265,960
	3/6/2018	11,920	(4)	299,192
	3/6/2018				11,921	(5)	299,217
Christopher L. Fowler	3/14/2016	2,505	(2)	62,876
	3/9/2017	14,170	(3)	355,667
	5/11/2017	11,594	(2)	291,009
	3/6/2018	10,596	(2)	265,960
	3/6/2018	11,920	(4)	299,192
	3/6/2018				11,921	(5)	299,217
Troy D. Rosser	3/14/2016	1,408	(2)	35,341
	5/11/2017	6,522	(2)	163,702
	5/11/2017	9,167	(3)	230,092
	3/6/2018	6,623	(2)	166,237
	3/6/2018	7,450	(4)	186,995
	3/6/2018				7,451	(5)	187,020

(1)	The market value is based on the closing price of our common stock on Nasdaq on December 31, 2018, the last trading day of 2018, of $25.10, multiplied by the number of shares.
(2)	These shares of time-based restricted stock vest in three annual installments of one-third each on each anniversary following the date of grant.
(3)

These shares of restricted stock were issued pursuant to earned One-Year PSAs granted on March 9, 2017 and May 11, 2017 and vest in three annual installments of one-third each on each anniversary of the vesting commencement date of February 19, 2018.

(4)

These shares of restricted stock were issued pursuant to earned One-Year PSAs granted on March 6, 2018 and vest in three annual installments of one-third each on each anniversary of the vesting commencement date of February 20, 2019.

(5)

These unearned Three-Year PSAs granted on March 6, 2018 are eligible to be earned based on the Company’s performance over a three-year performance period (2018 – 2020). For a description of the Three-Year PSAs granted in 2018, see “Elements Used to Achieve Compensation Objectives—Long-Term Incentive Awards—Performance Share Awards” beginning on page 28. As the Company achieved an Adjusted EPS growth rate that exceeded the maximum performance level with respect to the first year (2018) of the three-year performance period, this amount reflects the maximum number of Three-Year PSAs that each NEO is eligible to earn for the three-year performance period.

Option Exercises and Stock Vested in 2018

The following table reflects certain information with respect to shares of restricted stock that vested during the fiscal year ended December 31, 2018. No stock options were held or exercised by the NEOs during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
J. Boyd Douglas	—	—	8,301	259,254
Matt J. Chambless	—	—	6,226	194,448
David A. Dye	—	—	8,301	259,254
Christopher L. Fowler	—	—	8,301	259,254
Troy D. Rosser	—	—	4,670	145,851

(1)

The value realized upon the vesting of restricted shares is calculated based on the closing price of our common stock on Nasdaq on the applicable vesting date, or, if the vesting date was not a trading day, the previous trading day, multiplied by the number of shares.

Pension Benefits

The Company does not maintain any plans that provide for payments or other benefits to NEOs at, following, or in connection with their retirement.

Nonqualified Deferred Compensation

The Company does not maintain any defined contribution or other plans that provide for the deferral of compensation to NEOs on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-in-Control

As described in the Compensation Discussion and Analysis, the NEOs do not have employment, severance or change-in-control agreements with the Company. The information below describes and quantifies the compensation that would have accrued to the NEOs under the 2014 Incentive Plan upon a termination of the executives’ employment or a change-in-control of the Company on December 31, 2018. However, the actual benefit to a NEO under the 2014 Incentive Plan can only be determined at the time of the change-in-control event or such executive’s separation from the Company. Additionally, the benefits described below are in addition to benefits available generally to salaried employees upon a termination of employment, such as distributions under the Company’s 401(k) plan and disability benefits.

Accelerated Vesting of Time-Based Restricted Stock

The terms of the restricted stock award agreements with the NEOs under the 2014 Incentive Plan provide for the acceleration of vesting of unvested restricted stock upon the death or “Disability” of the NEO or, at the discretion of the Compensation Committee, upon the NEO’s termination without “Cause,” as such terms are defined in the 2014 Incentive Plan. The award agreements under the 2014 Incentive Plan also provide that all of the shares of restricted stock not previously vested will automatically vest in the event of a “Change in Control” of the Company, as defined in the 2014 Incentive Plan. The amounts reported in the table below for the shares of restricted stock that would have vested in the event of a termination of employment due to death or Disability, a termination without Cause or a Change in Control that occurred on December 31, 2018 are based on the product of (y) the number of shares of restricted stock that were unvested as of December 31, 2018 and (z) our closing stock price of $25.10 on December 31, 2018.

Accelerated Payment of Performance-Based Cash Bonuses

If a NEO’s employment with the Company is terminated due to death or Disability prior to the last day of the performance period, the terms of the performance-based cash bonus awards granted under the 2014 Incentive Plan provide that the performance-based cash bonus will be paid to the NEO at the level he or she would have been entitled to receive had the termination not occurred, and such amount will be calculated on a pro-rated basis for the period from the grant date to the date of the termination. If a NEO’s employment with the Company is terminated without Cause prior to the last day of the performance period, the performance-based cash bonus award will be forfeited. If a Change in Control occurs prior to the last day of the performance period, the cash bonus award will be paid to the NEO at the target level of achievement of the cash bonus award. The amounts reported in the table below for the performance-based cash bonuses that would have been earned in the event of a termination of employment due to death or Disability or a Change in Control that occurred on December 31, 2018 reflect the actual cash bonuses earned by the NEOs for 2018.

Accelerated Vesting of Performance Shares

The terms of the performance share awards that have been granted to the NEOs under the 2014 Incentive Plan provide that if a NEO’s employment with the Company is terminated due to death or Disability during the performance period, the NEO will earn the number of shares that he or she would have been entitled to receive had the termination not occurred, and such number of shares will be calculated on a pro-rated basis for the period from the grant date to the date of the termination. Such shares will not be subject to the time-based vesting restrictions provided for in the award agreement. If a NEO’s employment with the Company is terminated without Cause during the performance period, the performance share award will be forfeited. If a Change in Control occurs during the performance period, the performance share award will be deemed earned by the NEO at the target level of achievement of the award and such shares will not be subject to the time-based vesting restrictions provided for in the award agreement.

In the event of a termination of employment due to death or Disability, a termination without Cause (at the discretion of the Compensation Committee) or a Change in Control that occurred following the conclusion of the performance period but before all of the earned performance shares have vested, the unvested shares shall vest immediately as of the date of the termination or Change in Control.

The amounts reported in the table below for the One-Year PSAs that would have been earned in the event of a termination of employment due to death or Disability or a Change in Control that occurred on December 31, 2018 are based on the product of (y) the actual number of performance shares earned by the NEOs for 2018 and (z) our closing stock price of $25.10 on December 31, 2018. The amounts reported in the table below for the Three-Year PSAs that would have been earned in the event of a termination of employment due to death or Disability that occurred on December 31, 2018 assume that the Three-Year PSAs would be earned at the target level of achievement and are based on the product of (x) the target number of Three-Year PSAs granted to the NEOs in 2018, (y) our closing stock price of $25.10 on December 31, 2018 and (z) a fraction, the numerator of which equals the number of days that the NEO was employed during the performance period and the denominator of which equals the total number of days in the performance period (365 / 1,095). The amounts reported in the table below for the Three-Year PSAs that would have been earned in the event of a Change in Control that occurred on December 31, 2018 are based on the product of (y) the target number of Three-Year PSAs granted to the NEOs in 2018 and (z) our closing stock price of $25.10 on December 31, 2018. The table below also reflects the amounts attributable to shares of restricted stock previously issued pursuant to performance share awards that would have vested in the event of a termination of employment due to death or Disability, a termination without Cause or a Change in Control that occurred on December 31, 2018.

The following table summarizes the potential payments to our NEOs with respect to the (i) shares of time-based restricted stock granted under the 2014 Incentive Plan, (ii) One-Year PSAs granted under the 2014 Incentive Plan, (iii) Three-Year PSAs granted under the 2014 Incentive Plan and (iv) performance-based cash bonus awards granted under the 2014 Incentive Plan that would have vested, been deemed earned or been paid, as applicable, in the event that (a) a change in control of CPSI had occurred on December 31, 2018, (b) the employment of the NEO had terminated on December 31, 2018 due to the NEO’s death or Disability or (c) the employment of the NEO had been terminated on December 31, 2018 without Cause.

Name	Amount that Would Have Been Realized in the Event of a Change in Control	Amount that Would Have Been Realized in the Event of the NEO’s Death or Disability	Amount that Would Have Been Realized in the Event of the NEO’s Termination without Cause (1)
J. Boyd Douglas	$1,779,474	$1,646,494	$975,537
Matt J. Chambless	$1,358,668	$1,242,305	$764,872
David A. Dye	$1,680,138	$1,547,158	$975,537
Christopher L. Fowler	$1,716,481	$1,583,501	$975,537
Troy D. Rosser	$907,089	$823,974	$595,422

(1)

With respect to the termination of a NEO without Cause, this table assumes that the Compensation Committee would have exercised its discretion under the time-based restricted stock award agreements and approved an acceleration of vesting of all of the shares of restricted stock upon such a termination.

Pay Ratio

SEC rules require companies to disclose the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. In determining the median employee, we prepared a list of all employees as of December 31, 2018. Consistent with applicable rules, we used reasonable estimates both in the methodology used to identify the median employee and in calculating the annual total compensation of employees other than the CEO. We determined our median employee based on the taxable wages of each of our 2,020 employees (excluding the CEO), as reported in Box 1 on Internal Revenue Service Form W-2. We annualized the taxable wages of full- and part-time employees who joined the Company during 2018.

The annual total compensation of our median employee (other than the CEO) for 2018 was $62,246. As disclosed in the Summary Compensation Table appearing on page 37, our CEO’s annual total compensation for 2018 was $1,753,336. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was approximately 28 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Non-Management Director Compensation

Our director compensation program is designed to attract and retain highly qualified non-employee directors and to address the time, effort, expertise and accountability required of active board membership. Our Compensation Committee believes that annual compensation for non-employee directors should consist of both cash to compensate members for their services on the Board and its committees, and equity to align the interest of directors and stockholders. Highlights of our director compensation program include:

•	Emphasis on equity in the overall compensation mix

•	Full-value equity grants under a fixed-value annual grant policy

•	Fees for committee service to differentiate individual pay based on workload

•	A robust stock ownership guideline set at five times the annual cash retainer to support stockholder alignment

In accordance with its charter, the Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of our non-employee directors. In making such recommendations, the Compensation Committee takes into consideration the director compensation practices of peer companies and whether such recommendation align with the interests of our stockholders. Like compensation for our executive officers, the Compensation Committee reviews the total compensation of our non-employee directors and each element of our director compensation program annually. At the direction of the Compensation Committee, FW Cook, the Compensation Committee’s independent compensation consultant, analyzes the competitive position of the Company’s director compensation program against the peer group used for executive compensation purposes (see pages 25 to 26 for more information about the Company’s peer group). FW Cook’s analysis in January 2017 showed that overall compensation for non-employee directors was below the peer group median. Despite this below market positioning, our Compensation Committee did not recommend that any changes be made to our director compensation program for 2017, except (i) the additional fee paid to members of the Nominating and Corporate Governance Committee was increased from $1,000 per year to $4,000 per year and (ii) the Lead Director of the Board received an additional retainer in the amount of $15,000. No changes to our director compensation program were made for 2018, except as noted below.

In 2018, each of our non-employee directors received an annual cash retainer (paid quarterly in advance) of $60,000 for service as a director. Each director who was a member of the Audit Committee received an additional $5,000, each director who was a member of the Compensation Committee or the Nominating and Corporate Governance Committee received an additional $4,000. The Compensation Committee approved in 2018 an additional retainer in the amount of $15,000 to be paid to Mr. Huffman, the Lead Director of the Board, to reflect the additional duties and responsibilities performed by the Lead Director. Directors who are employees of the Company receive no compensation for their service as directors. Directors are also reimbursed for their expenses incurred in attending any meeting of directors.

Additionally, each non-employee director typically receives a grant of approximately $100,000 of shares of restricted stock under the Computer Programs and Systems, Inc. Amended and Restated 2012 Restricted Stock Plan for Non-Employee Directors (the “2012 Restricted Stock Plan for Non-Employee Directors”). Each non-employee director received a grant of shares of restricted stock having a fair market value of approximately $100,000 on March 6, 2018. All shares of restricted stock granted to the non-employee directors under the 2012 Restricted Stock Plan for Non-Employee Directors vest on the first anniversary of the date of grant.

The table below summarizes the compensation paid by the Company to the non-employee directors for the fiscal year ended December 31, 2018.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Regina M. Benjamin	64,000	99,992	163,992
Charles P. Huffman	84,000	99,992	183,992
John C. Johnson(3)	68,000	99,992	167,992
W. Austin Mulherin, III	60,000	99,992	159,992
A. Robert Outlaw, Jr.	69,000	99,992	168,992
Glenn P. Tobin	64,000	99,992	163,992
Denise W. Warren	65,000	99,992	164,992

(1)

J. Boyd Douglas, the Company’s President and Chief Executive Officer, and David A. Dye, the Company’s Chief Growth Officer, are not included in this table as they are, and at all times during 2018 were, employees of the Company and thus received no compensation for their service as directors. The compensation received by Mr. Douglas and Mr. Dye as employees of the Company is shown in the Summary Compensation Table on page 37.

(2)

The amounts reported represent the grant date fair value of the time-based restricted stock granted in 2018, calculated in accordance with FASB ASC Topic 718. See Note 8 to the financial statements in CPSI’s Form 10-K for the year ended December 31, 2018 for the assumptions made in determining the grant date fair value. There can be no assurance that the grant date fair value will ever be realized. As of December 31, 2018, the aggregate number of unvested shares of restricted stock for each director, with the exception of Mr. Johnson as he retired from the Board of Directors during 2018, was 3,311 shares.

(3)	Mr. Johnson retired from the Board of Directors effective November 15, 2018 and, consequently, forfeited the time-based restricted stock he received in 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned as of March 4, 2019 by:

•	each director and director nominee;

•	each executive officer named in the Summary Compensation Table on page 37 of this Proxy Statement;

•	all of our directors and executive officers as a group; and

•	beneficial owners of 5% or more of our common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695.

Name of Beneficial Owner	Number of Shares of Common Stock (1)	% of Shares of Common Stock (2)
BlackRock, Inc. (3)	1,842,471	13.0%
The Vanguard Group, Inc. (4)	1,145,635	8.1%
Brown Brothers Harriman & Co. (5)	1,087,450	7.7%
Gilead Capital (6)	1,070,570	7.5%
Integrated Core Strategies (US) LLC (7)	706,472	5.0%
J. Boyd Douglas (8)	234,808	1.7%
David A. Dye (9)	132,040	*
Regina M. Benjamin (10)	4,499	*
Charles P. Huffman (11)	14,999	*
W. Austin Mulherin, III (12)	15,256	*
A. Robert Outlaw, Jr. (13)	14,516	*
Jeffrey A. Strong (14)	1,070,570	7.5%
Glenn P. Tobin (15)	7,999	*
Denise W. Warren (16)	4,499	*
Matt J. Chambless (17)	45,250	*
Christopher L. Fowler (18)	60,478	*
Troy D. Rosser (19)	41,460	*
All Directors & Executive Officers as a group (14 persons)(20)	1,747,556	12.3%

*	Reflects ownership of less than 1%.
(1)

The number of shares of common stock reflected in the table is that number of shares which are deemed to be beneficially owned under Section 13(d) of the Exchange Act and SEC rules thereunder. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.

(2)	Percentage of ownership is based on 14,221,244 shares of Company common stock outstanding as of March 4, 2019.
(3)

The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. This information is based solely upon our review of an amended Schedule 13G filed by BlackRock, Inc. with the SEC on January 24, 2019, reporting beneficial ownership as of December 31, 2018. The Schedule 13G/A reports that (a) BlackRock, Inc. is a parent holding company or control person, (b) BlackRock, Inc.’s subsidiaries, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Ltd., BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC, acquired the shares being reported and (c) Blackrock, Inc. has sole voting power with respect to 1,816,029 shares and sole dispositive power with respect to all 1,842,471 shares.

(4)

The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is based solely upon our review of an amended Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) with the SEC on February 11, 2019, reporting beneficial ownership as of December 31, 2018. The Schedule 13G/A reports that, of the 1,145,635 shares reported as beneficially owned, Vanguard Group has sole voting power with respect to 18,786 shares, shared voting power with respect to 849 shares, sole dispositive power with respect to 1,128,551 shares and shared dispositive power with respect to 17,084 shares. The Schedule 13G/A reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard Group, is the beneficial owner of 16,235 shares as a result of its serving as investment manager of collective trust accounts. The Schedule 13G/A also reports that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard Group, is the beneficial owner of 3,400 shares as a result of its serving as investment manager of Australian investment offerings.

(5)

The address of Brown Brothers Harriman & Co. is 140 Broadway, New York, New York 10005. This information is based solely upon our review of an amended Schedule 13G filed by Brown Brothers Harriman & Co. (“Brown Brothers”) with the SEC on February 14, 2019, reporting beneficial ownership as of February 14, 2019. The Schedule 13G/A reports that, of the 1,087,450 shares reported as beneficially owned, Brown Brothers has sole voting and dispositive power with respect to all 1,087,450 shares.

(6)

Includes (i) 76,173 shares held by Gilead Capital Master Fund Ltd. (“Master Fund”) with shared voting and dispositive power and (ii) 1,070,570 shares held by each of Gilead Capital LP (“GC LP”), Gilead Capital GP LLC (“GC GP”) and Jeffrey A. Strong (collectively with Master Fund, “Gilead Capital”) with shared voting and dispositive power. GC LP, as the investment manager of Master Fund and the Gilead Capital managed accounts, GC GP, as the general partner of GC LP, and Mr. Strong, as the sole director of the Master Fund and the managing member of GC GP, may be deemed the beneficial owner of the shares owned by the Master Fund and the shares held in the Gilead Capital managed accounts. The address of Master Fund is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008 and the address of each of GC LP, GC GP and Mr. Strong is 157 Columbus Avenue, Suite 403, New York, New York 10023. This information is based solely upon our review of an amended Schedule 13D filed by Gilead Capital with the SEC on February 27, 2019, reporting beneficial ownership as of February 27, 2019. All of the shares held by Gilead Capital are subject to the terms and conditions of the Support Agreement, which is described on page 6 of this Proxy Statement.

(7)

Includes (i) 633,461 shares held by Integrated Core Strategies (US) LLC (“Integrated Core Strategies”) with shared voting and dispositive power, (ii) 48,751 shares held by Integrated Assets II LLC (“Integrated Assets”) with shared voting and dispositive power and (iii) 24,260 shares held by ICS Opportunities, Ltd. (“ICS Opportunities”) with shared voting and dispositive power. Millennium International Management LP (“Millennium International Management”) is the investment manager to ICS Opportunities and may be deemed to have shared voting control and investment discretion over the securities owned by ICS Opportunities. Millennium Management LLC (“Millennium Management”) is the general partner of the managing member of Integrated Core Strategies and Integrated Assets, and the general partner and 100% shareholder of ICS Opportunities, and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Integrated Assets and ICS Opportunities. Millennium Group Management LLC (“Millennium Group Management”) is the managing member of Millennium Management and the general partner of Millennium International Management and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Integrated Assets and ICS Opportunities. Israel A. Englander controls the managing member of Millennium Group Management and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Integrated Assets and ICS Opportunities. However, the reporting parties state that the foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, Integrated Assets or ICS Opportunities. The address for the reporting persons’ principal business office is 666 Fifth Avenue, New York, New York 10103. This information is based solely upon our review of a Schedule 13G filed by the reporting persons with the SEC on March 5, 2019, reporting beneficial ownership as of February 27, 2019.

(8)

Mr. Douglas shares voting and investment power for 100 shares with his wife. Includes a total of 600 shares held in custodial accounts for the benefit of his three children. Also includes 46,062 shares of unvested restricted stock granted to Mr. Douglas under the Company’s 2014 Incentive Plan comprised of (i) 2,505 shares granted on March 14, 2016, (ii) 11,594 shares granted on May 11, 2017, (iii) 9,447 shares granted on February 19, 2018 (pursuant to an earned One-Year PSA), (iv) 10,596 shares granted on March 6, 2018 and (v) 11,920 shares granted on February 20, 2019 (pursuant to an earned One-Year PSA).

(9)

Includes 56,400 shares owned by a trust for the benefit of Mr. Dye and his children. Also includes 46,062 shares of unvested restricted stock granted to Mr. Dye under the Company’s 2014 Incentive Plan comprised of (i) 2,505 shares granted on March 14, 2016, (ii) 11,594 shares granted on May 11, 2017, (iii) 9,447 shares granted on February 19, 2018 (pursuant to an earned One-Year PSA), (iv) 10,596 shares granted on March 6, 2018 and (v) 11,920 shares granted on February 20, 2019 (pursuant to an earned One-Year PSA).

(10)	Includes 3,311 shares of unvested restricted stock granted to Dr. Benjamin on March 6, 2018 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.

(11)

Mr. Huffman shares voting and investment power for 2,000 shares with his wife. Includes 3,311 shares of unvested restricted stock granted to Mr. Huffman on March 6, 2018 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.

(12)

Mr. Mulherin shares voting and investment power for 1,400 shares with his wife. Includes 372 shares held in a custodial account for the benefit of his daughter. Also includes 3,311 shares of unvested restricted stock granted to Mr. Mulherin on March 6, 2018 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.

(13)	Includes 3,311 shares of unvested restricted stock granted to Mr. Outlaw on March 6, 2018 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.
(14)

Mr. Strong was appointed to the Board, effective February 27, 2019, at which time his number of shares beneficially owned included common shares owned directly by Gilead Capital Master Fund Ltd. (“Master Fund”), Gilead Capital LP (“GC LP”), Gilead Capital GP LLC (“GC GP”) and Jeffrey A. Strong (collectively, “Gilead Capital”), which have shared voting and dispositive power with respect to 1,070,570 shares. Mr. Strong, by virtue of his relationship with GC LP and GC GP, may be deemed the beneficial owner of the shares owned by the Master Fund and the shares held in the Gilead Capital managed accounts. Mr. Strong specifically disclaims beneficial ownership of the securities reported herein that are not directly owned by him, except to the extent of his pecuniary interest therein.

(15)	Includes 3,311 shares of unvested restricted stock granted to Mr. Tobin on March 6, 2018 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.
(16)	Includes 3,311 shares of unvested restricted stock granted to Ms. Warren on March 6, 2018 under the Company’s 2012 Restricted Stock Plan for Non-Employee Directors.
(17)

Includes 37,360 shares of unvested restricted stock granted to Mr. Chambless under the Company’s 2014 Incentive Plan comprised of (i) 1,879 shares granted on March 14, 2016, (ii) 8,695 shares granted on May 11, 2017, (iii) 7,085 shares granted on February 19, 2018 (pursuant to an earned One-Year PSA), (iv) 9,272 shares granted on March 6, 2018 and (v) 10,429 shares granted on February 20, 2019 (pursuant to an earned One-Year PSA).

(18)

Includes 46,062 shares of unvested restricted stock granted to Mr. Fowler under the Company’s 2014 Incentive Plan comprised of (i) 2,505 shares granted on March 14, 2016, (ii) 11,594 shares granted on May 11, 2017, (iii) 9,447 shares granted on February 19, 2018 (pursuant to an earned One-Year PSA), (iv) 10,596 shares granted on March 6, 2018 and (v) 11,920 shares granted on February 20, 2019 (pursuant to an earned One-Year PSA).

(19)

Includes 28,114 shares of unvested restricted stock granted to Mr. Rosser under the Company’s 2014 Incentive Plan comprised of (i) 1,408 shares granted on March 14, 2016, (ii) 6,522 shares granted on May 11, 2017, (iii) 6,111 shares granted on February 19, 2018 (pursuant to an earned One-Year PSA), (iv) 6,623 shares granted on March 6, 2018 and (v) 7,450 shares granted on February 20, 2019 (pursuant to an earned One-Year PSA).

(20)	Includes shares of unvested restricted stock as described in footnotes (8)-(19).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than ten percent (10%) of our common stock, to file reports of ownership and changes in ownership of Company common stock held by them with the SEC. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that, during the year ended December 31, 2018, all reports required to be filed during such year were filed on a timely basis, except that a late Form 4 was filed on behalf of Francisco Partners GP II, LP and related entities to report a pro rata distribution of shares of Company stock to its partners on July 30, 2018.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for the Review and Approval of Related Person Transactions

We may occasionally enter into or participate in transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related person transactions.” We have a written policy regarding the review and approval of related person transactions.

In accordance with this policy, and except for certain transactions subject to standing pre-approval under the policy, our Audit Committee must review and approve all such related person transactions that exceed or are expected to exceed $100,000 in any calendar year. This $100,000 threshold is less than the $120,000 threshold requiring disclosure under the rules of the SEC. The Audit Committee considers all relevant factors when determining whether to approve a related person transaction, including whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in any discussion or approval of any related person transaction in which he or she is a related person, but that director is required to provide the Audit Committee with all material information concerning the transaction.

Related Person Transactions

Matt Cole, the brother-in-law of W. Austin Mulherin, III (a director of the Company), is employed by the Company as a sales manager. Matt Cole received total compensation of $351,174 from the Company during 2018. The Audit Committee reviewed and approved the compensation of Mr. Cole.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three directors who are independent directors as defined under existing Nasdaq rules and SEC rules. The Audit Committee operates under a written charter, as last amended by the Board of Directors on July 30, 2018.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management the Company’s audited financial statements as of, and for, the year ended December 31, 2018.

•

We have discussed with the independent registered public accountants, Grant Thornton LLP, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees, as amended, as well as all other matters required to be discussed with Grant Thornton LLP by applicable PCAOB standards.

•

We have received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable PCAOB standards regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and have discussed with Grant Thornton LLP their independence. We considered whether the provision of non-financial audit services was compatible with Grant Thornton LLP’s independence in performing financial audit services.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

AUDIT COMMITTEE

Charles P. Huffman, Chairman
A. Robert Outlaw, Jr.
Denise W. Warren

PROPOSAL 2

APPROVAL OF THE COMPUTER PROGRAMS AND SYSTEMS, INC.

2019 INCENTIVE PLAN

On March 7, 2019, the Board adopted and recommended that the stockholders approve the Computer Programs and Systems, Inc. 2019 Incentive Plan (the “2019 Incentive Plan”). At the annual meeting, the Company’s stockholders will consider and vote upon the approval of the 2019 Incentive Plan.

We currently have two active equity compensation plans, the Amended and Restated 2014 Incentive Plan (the “2014 Incentive Plan”), which was originally adopted by the Board on January 27, 2014 and approved by our stockholders on May 15, 2014, and the 2012 Amended and Restated Restricted Stock Plan for Non-Employee Directors (the “2012 Plan for Non-Employee Directors”), which was originally adopted by the Board on January 23, 2012 and approved by our stockholders on May 10, 2012. The 2014 Incentive Plan and the 2012 Plan for Non-Employee Directors are collectively referred to as the “Prior Plans.” If the 2019 Incentive Plan is approved, 1,000,000 shares of the Company’s common stock, plus the number of shares underlying any award granted under the Prior Plans that expires, terminates or is cancelled or forfeited under the terms of the Prior Plans, will be available for grant under the 2019 Incentive Plan. In setting the number of shares issuable under the 2019 Incentive Plan, the Compensation Committee and the Board considered a number of factors, including the Company’s historical grant practices, expected “shareholder value transfer,” and potential dilution. If the 2019 Incentive Plan is approved by our shareholders, no future equity awards will be made pursuant to the Prior Plans. Although no new awards may be granted under the Prior Plans, if the 2019 Incentive Plan is approved, all previously granted awards under the Prior Plans would continue to be governed by the terms of such plans. In the event that our stockholders do not approve the 2019 Incentive Plan, the 2019 Incentive Plan will not become effective. The 2019 Incentive Plan, if approved, will expire in 2029.

The Board believes that it is important for the Company to maintain a flexible and comprehensive incentive plan to provide a means of enhancing and encouraging the recruitment and retention of those individuals on whom the success of the Company most depends. The purposes of the 2019 Incentive Plan are to promote the interests of the Company and our stockholders by providing a means of granting equity and equity-related incentives, as well as cash incentives, to employees, including officers, consultants and non-employee directors of the Company and our affiliates in order to provide an additional incentive to such individuals to work to increase the value of the Company’s common stock and to provide such individuals with a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders. If approved by the Company’s stockholders, the 2019 Incentive Plan will allow the Company to attract, motivate and retain the most qualified employees, including officers, consultants and non-employee directors and link the interests of such individuals with the interests of the Company’s stockholders.

A summary of the principal features of the 2019 Incentive Plan is provided below. The summary is qualified in its entirety by reference to the full text of the 2019 Incentive Plan, which is attached as Appendix A to this Proxy Statement.

General

The 2019 Incentive Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, awards of restricted stock and restricted stock units, performance share awards, cash awards and other equity-based awards to employees, including officers, consultants and non-employee directors of the Company and our affiliates. No determinations have been made to date with respect to the types or amounts of awards that may be granted to specific individuals pursuant to the 2019 Incentive Plan, except as described in the New Plan Benefits table on page 60 of this Proxy Statement.

Eligibility

Persons eligible to participate in the 2019 Incentive Plan include all employees, including officers, consultants and non-employee directors of the Company and our affiliates (currently approximately 2,050 persons).

Administration

Except as may otherwise be determined by the Board, the 2019 Incentive Plan will be administered by the Compensation Committee of the Board, which committee shall have the authority to, among other things, grant awards under the 2019 Incentive Plan and prescribe the terms and conditions of such awards. The Compensation Committee may delegate administration of the 2019 Incentive Plan to a committee or committees of one or more members of the Board, provided, however, that such committee must consist of two or more non-employee directors, pursuant to Rule 16b-3 of the Exchange Act, unless otherwise determined by the Board.

Shares Available

A total of 1,000,000 shares of the Company’s common stock are reserved for issuance under the 2019 Incentive Plan, plus the number of shares underlying any award granted under the Prior Plans that expires, terminates or is cancelled or forfeited under the terms of the Prior Plans; provided that no more than 100,000 shares may be granted as incentive stock options. Shares of common stock available for distribution under the 2019 Incentive Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company, subject to the 2019 Incentive Plan. Any shares of common stock subject to an award that expires or is cancelled, forfeited or terminated without issuance of the full number of shares to which the award related prior to exercise or realization, either in full or in part, shall again become available for issuance under the plan in accordance with the terms of the 2019 Incentive Plan. The number of shares reserved for issuance under the 2019 Incentive Plan may be adjusted in the event of a stock or extraordinary cash dividend, stock split or reverse stock split, or an extraordinary corporate transaction, such as any recapitalization, reorganization, merger, consolidation, combination or exchange, or any other relevant change in capitalization.

In adopting and recommending the 2019 Incentive Plan, the Board considered the current availability of shares of the Company’s common stock under our existing equity plans, awards outstanding under those equity plans, and our desire to maintain our current equity grant practices without disruption. We currently use shares of restricted stock and performance share awards as the forms of equity compensation for our executive officers, other key employees and non-employee directors.

Information regarding our historical equity award grant practices can be found in the Grants of Plan-Based Awards in 2018 table on page 39 of this Proxy Statement and in Note 8 to the financial statements in CPSI’s Form 10-K for the year ended December 31, 2018. If we do not receive stockholder approval for the 2019 Incentive Plan, we will not have sufficient common shares available under the 2014 Incentive Plan to issue shares in satisfaction of the 2019 grants of performance share awards or to make any meaningful equity-based awards in the future. We will need to consider compensation alternatives for 2019 and beyond that do not include equity compensation if the 2019 Incentive Plan is not approved by the Company’s stockholders at the Annual Meeting.

Types of Awards Available

•

Options – The 2019 Incentive Plan provides for the grant of incentive stock options and nonqualified stock options. In general, the exercise price of an option may not be less than 100% of the fair market value of the Company’s common stock on the date of the grant, and no options granted under the 2019 Incentive Plan may be exercisable after the expiration of ten years from the date of grant of the award. Options will vest and become exercisable as the Compensation Committee deems appropriate. The exercise price may be paid in various ways, including by payment of cash, a stock-for-stock exchange, a broker-assisted cashless exercise, a net exercise or any combination of these methods, in the sole discretion of the Compensation Committee. Dividend equivalents will not be paid until an option is vested, but the dividend equivalents may be credited with respect to such awards, with payment subject to such awards actually vesting (if any). The market value of the Company’s common stock as of March 14, 2019 was $29.93.

•

Stock Appreciation Rights – The 2019 Incentive Plan provides for the grant of stock appreciation rights, either alone, as free standing stock appreciation rights, or in tandem with an option, as related stock appreciation rights. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the Company’s common stock on the date of the grant, and a related stock appreciation right must have the same exercise price as the related option. No stock appreciation rights may be exercisable after the expiration of ten years from the date of grant of the award. Stock appreciation rights will vest and become exercisable as the Compensation Committee deems appropriate. The consideration payable upon exercise of a stock appreciation right shall be paid in cash, shares of the Company’s common stock or a combination of cash and shares, as determined in the sole discretion of the Compensation Committee. Dividend equivalents will not be paid until the stock appreciation right is vested, but dividend equivalents may be credited with respect to such awards, with payment subject to such awards vesting (if any).

•

Restricted Stock and Restricted Stock Units – The 2019 Incentive Plan provides for the grant of restricted stock or restricted stock units. Such awards may not be sold, assigned, transferred or otherwise disposed of or pledged as collateral or security during the restricted period, which restricted period begins on the date of grant of the award and ends at the time or times determined by the Compensation Committee. A holder of restricted stock generally shall have the rights and privileges of a stockholder as to such restricted stock, including the right to vote such restricted stock and the right to receive dividends. At the discretion of the Compensation Committee, restricted stock units may be credited with dividend equivalents, which will not be paid until the restricted stock unit is settled, subject to such awards settling (if any).

•

Performance Share Awards – The 2019 Incentive Plan provides for the grant of performance shares, which represent the right to receive shares of the Company’s common stock based upon the achievement, or level of achievement, of performance goals during a performance period, as determined by the Compensation Committee at the time of grant of a performance share award. No payout or issuance of shares of common stock will be made with respect to any performance share award except upon written certification by the Compensation Committee that the minimum threshold performance goal(s) have been achieved. Dividend equivalents will not be paid until the performance share award is earned, but dividend equivalents may be credited with respect to such awards, with payment subject to such awards actually vesting (if any).

•

Other Equity-Based Awards and Cash Awards – The 2019 Incentive Plan provides for the grant of other equity-based awards, either alone or in tandem with other awards, and cash awards in such amounts and subject to such performance goals, other vesting conditions, and such other terms as the Compensation Committee determines in its discretion.

Amendment and Termination

The Board of Directors may, at any time, and from time to time, amend or terminate the 2019 Incentive Plan; provided, however, that, except in certain limited circumstances (e.g., amendments relating to adjustments based upon changes in the common stock and amendments that the Board deems necessary or advisable to provide eligible participants with the maximum benefits provided or to be provided under the provisions of the Internal Revenue Code and the regulations promulgated thereunder), no amendment will be effective unless approved by the Company’s stockholders as may be required by applicable laws, stock exchange rules or other regulations. The 2019 Incentive Plan will automatically terminate on March 7, 2029.

Corporate Governance Aspects of the 2019 Incentive Plan

The 2019 Incentive Plan has been designed to include a number of provisions that promote sound corporate governance practices by reinforcing the alignment between incentive compensation arrangements for eligible plan participants and our stockholders’ interests. These provisions include, but are not limited to, the following:

•	Clawback: Plan awards are subject to recovery as may be required under any law, government regulation or stock exchange listing requirement or any policy adopted by the Company pursuant thereto.

•

No Discounted Stock Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Repricing or Cash Buyouts without Stockholder Approval: The 2019 Incentive Plan specifically prohibits the repricing of options or stock appreciation rights without stockholder approval.

•

No Liberal Share Recycling: Shares used to pay the exercise price or withholding taxes related to an equity award, unissued shares resulting from the net settlement of any such equity awards, and shares purchased by the Company in the open market using the proceeds of option exercises do not become available for issuance under the 2019 Incentive Plan.

•	Limitation on Terms of Stock Options and Stock Appreciation Rights: The maximum term of each stock option and stock appreciation right is ten years.

•

No Transferability: Awards generally may not be transferred, except by will or the laws of descent and distribution, except nonqualified stock options may be transferred to certain permitted transferees, in the sole discretion of the Compensation Committee.

•	No Evergreen Provision: The 2019 Incentive Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance will be automatically replenished.

•	No Automatic Grants: The 2019 Incentive Plan does not provide for automatic grants to any participant.

•	No Tax Gross-Ups: The 2019 Incentive Plan does not provide for any tax gross-ups.

•

Multiple Award Types: The 2019 Incentive Plan permits the issuance of incentive and nonqualified stock options, stock appreciation rights, awards of restricted stock and restricted stock units, performance share awards, cash awards and other equity-based awards, as further described under “Types of Awards Available” above. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant, which standards have changed over time.

•	Independent Oversight: The 2019 Incentive Plan is administered by a committee of independent Board members.

Federal Income Tax Consequences

The following summarizes only the federal income tax consequences of participation under the 2019 Incentive Plan based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete and does not discuss any non-U.S., state or local tax consequences. In addition, the discussion does not address tax consequences that may vary with, or are contingent on, a participant’s individual circumstances. Each participant in the 2019 Incentive Plan is strongly urged to consult with his or her tax advisor regarding participation in the plan.

With respect to nonqualified stock options, a participant receiving incentive stock options will not recognize taxable income upon grant. The Company is generally entitled to deduct, and the optionee recognizes taxable income in an amount equal to, the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of the Company’s common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Internal Revenue Code for incentive stock options, and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2019 Incentive Plan generally follow certain basic patterns: stock-settled stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); and stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Certain types of awards under the 2019 Incentive Plan, including cash-settled stock appreciation rights and restricted stock units, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Internal Revenue Code. Unless certain requirements set forth in Section 409A of the Internal Revenue Code are complied with, participants may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% income tax (and, potentially, certain interest penalties). To the extent applicable, the 2019 Incentive Plan and awards granted thereunder will be interpreted to comply with Section 409A of the Internal Revenue Code and Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Internal Revenue Code. To the extent determined necessary or appropriate by the Compensation Committee, the plan and applicable award agreements may be amended to comply with Section 409A of the Internal Revenue Code or to exempt the applicable awards from Section 409A of the Internal Revenue Code.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes the securities that have been authorized for issuance as of December 31, 2018 under our Prior Plans, which were previously approved by our stockholders. These Prior Plans are described in Note 8 to the financial statements in CPSI’s Form 10-K for the year ended December 31, 2018. This table does not include the shares available for issuance under the 2019 Incentive Plan that is being submitted for stockholder approval at the annual meeting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	-0-	(1)	N/A	139,519	(2)
Equity compensation plans not approved by stockholders	4,403	(3)	$5.94	N/A
Total	4,403	(3)	$5.94	139,519	(2)

(1)

Does not include 184,776 target performance share awards outstanding under our 2014 Incentive Plan or 475,132 time-vested restricted stock awards outstanding under our Prior Plans as of December 31, 2018.

(2)

Represents (i) 111,316 shares of common stock issuable pursuant to our 2014 Incentive Plan, assuming maximum payout of outstanding performance share awards, and (ii) 28,203 shares of common stock issuable pursuant to our 2012 Plan for Non-Employee Directors. We do not intend to use the Prior Plans to make any future grants of restricted stock.

(3)

Represents 4,403 shares issuable under outstanding stock options at an exercise price of $5.94 per share, assumed in the Company’s acquisition of Healthland Holding Inc. and its affiliates in January 2016.

New Plan Benefits

Because future awards under the 2019 Incentive Plan will be granted in the discretion of the Compensation Committee, the type, number, recipients and other terms of such awards cannot be determined at this time. The following table sets forth information regarding the performance share awards and cash incentive awards that were approved by the Compensation Committee on March 7, 2019 to the persons and groups named below under the 2019 Incentive Plan. Should stockholders not approve the 2019 Incentive Plan at the annual meeting, the awards granted by the Compensation Committee on March 7, 2019 under the plan will be forfeited. Such performance share awards and cash incentive awards will only be deemed earned upon the achievement of pre-defined financial performance objectives, if at all.

Computer Programs and Systems, Inc. 2019 Incentive Plan

Name and Position	Target Number of Shares Under the Performance Share Awards (1)	Dollar Value on the Date of Grant of the Target Number of Shares Under the Performance Share Awards (2)	Target Amount of the Cash Incentive Award (3)
J. Boyd Douglas President and CEO	13,598	$418,818	$302,400
David A. Dye Chief Growth Officer	13,598	$418,818	$204,000
Matt J. Chambless CFO, Secretary and Treasurer	11,902	$366,582	$156,000
Christopher L. Fowler COO and President (TruBridge)	13,598	$418,818	$240,000
Troy D. Rosser Senior Vice President-Sales	8,504	$261,923	N/A
Executive Officer Group	74,796	$2,303,700	$1,037,400
Non-Executive Director Group	N/A	N/A	N/A
Non-Executive Officer Employee Group	35,514	$1,093,800	$589,972

(1)

Represents performance share awards subject to performance conditions under the 2019 Incentive Plan granted by the Compensation Committee on March 7, 2019 to all of the executive officers and certain key employees of the Company, subject to stockholder approval of the 2019 Incentive Plan. If the 2019 Incentive Plan is approved by the stockholders, the number of shares in this column represents the target number of performance shares that the grantees are eligible to earn if the performance conditions to which the shares are subject, as set forth in a performance share award agreement, are achieved at the target level during the performance period. The actual number of performance shares that the grantee may receive ranges from zero to the maximum amount set forth in a performance share award agreement (150% of the target), depending on the level of performance achieved by the Company during the performance period.

(2)	The dollar value of the target number of performance shares under the performance share awards was calculated based on the closing price of the Company’s common stock on March 6, 2019, or $30.80.
(3)

Represents a cash incentive award subject to performance conditions under the 2019 Incentive Plan granted by the Compensation Committee on March 7, 2019 to non-commissioned executive officers and certain key employees of the Company, subject to stockholder approval of the 2019 Incentive Plan. If the 2019 Incentive Plan is approved by the stockholders, this incentive amount represents the incentive that will be awarded if the performance conditions to which the cash bonuses are subject, as set forth in a performance-based cash bonus award agreement, are achieved at the target level during the performance period, or January 1, 2019 through December 31, 2019. The actual cash incentive amount that the grantee may receive ranges from zero to the maximum amount set forth in a performance-based cash bonus award agreement (200% of the target), depending on the level of performance achieved by the Company during the performance period.

The Board of Directors recommends that the stockholders vote “FOR” Proposal 2.

PROPOSAL 3

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the rules of the SEC. We intend to hold such an advisory vote on the compensation of our NEOs, commonly known as a “say-on-pay” vote, each year in connection with our Annual Meeting of Stockholders until the next vote on the frequency of the “say-on-pay” vote or until our Board of Directors otherwise determines that a different frequency for this advisory vote is in the best interests of our stockholders. The next advisory vote on the frequency of “say-on-pay” votes will occur no later than 2023.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to align the interests of our NEOs with the interests of our stockholders and to reward performance that enhances stockholder returns. As discussed in the “Compensation Discussion and Analysis,” the Compensation Committee intends to continue to emphasize performance-based compensation and strengthen the link between executive compensation and the Company’s long-term performance, as evidenced by the following recent improvements made to the compensation program:

•	granting performance share awards and performance-based cash bonus awards to the Company’s executive officers since 2014;

•	transitioning to an equity compensation mix that is more heavily weighted in favor of performance-based equity than time-based equity;

•	transitioning from one-year performance share awards to three-year performance share awards;

•	adding a peer comparison metric to our long-term equity incentive awards;

•	requiring our executives to hold a meaningful stake in the Company’s common stock;

•	adding performance metrics to the annual cash incentive program that reflect how management evaluates the Company’s operations; and

•	using current year budgeted amounts to set performance targets instead of prior-year performance.

We believe that our compensation program has been, and will continue to be, successful in retaining and motivating our executive officers necessary for the current and long-term success of the Company.

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and disclosure.”

This “say-on-pay” vote is advisory and, therefore, is not binding on the Company, our Board of Directors, or our Compensation Committee. However, our Board and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements. To the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, the Compensation Committee and Board will evaluate whether any actions are necessary to address the concerns of stockholders.

The Board of Directors recommends that the stockholders vote FOR Proposal 3.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accountants for the year ending December 31, 2019 is being presented to the stockholders for approval at the Annual Meeting. If the appointment of independent registered public accountants is not ratified, the Audit Committee will reconsider its appointment of independent registered public accountants.

General

The Audit Committee has approved the engagement of Grant Thornton as the Company’s independent registered public accountants for the year ending December 31, 2019. Grant Thornton has been engaged by the Company since 2004 and has audited the financial statements of the Company for the years ended December 31, 2004 through December 31, 2018.

It is expected that a representative of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Fees Paid to Grant Thornton LLP

The following table presents the fees paid or accrued by the Company for the audit and other services rendered by Grant Thornton for the years ended December 31, 2018 and 2017.

	2018	2017
Audit Fees	$809,036	$813,331
Audit-Related Fees	$11,130	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
TOTAL	$820,166	$813,331

Audit Fees. Audit Fees for the last two years were for professional services rendered by the independent registered public accountants in connection with (i) the audits of the Company’s annual financial statements and audits of the effectiveness of the Company’s internal control over financial reporting, and (ii) the review of the Company’s quarterly financial statements.

Audit-Related Fees. Audit-Related Fees paid to Grant Thornton in 2018 were for other assurance-related services.

Tax Fees. There were no Tax Fees paid to Grant Thornton in 2018 or 2017.

All Other Fees. All Other Fees encompasses any services provided by the independent registered public accountants other than the services reported in the other above categories. There were no All Other Fees paid to Grant Thornton in 2018 or 2017.

Pre-Approval Policy

The Audit Committee’s policy is to specifically pre-approve all audit and non-audit services to be rendered by the independent registered public accountants. Through this policy, the Audit Committee can effectively monitor the costs of services and can ensure that the provision of such services does not impair the registered accountant’s independence. During the year ended December 31, 2018, all audit and non-audit services were approved, in advance, by the Audit Committee in compliance with these procedures.

The Board of Directors recommends that the stockholders vote FOR Proposal 4.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the 2020 Annual Meeting of Stockholders pursuant to the proposal process mandated by SEC Rule 14a-8, the proposal must be received by the Company’s Corporate Secretary at Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695, on or before November 18, 2019. If the date of the 2020 Annual Meeting changes by more than 30 days from April 29, 2020, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2020 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2020 Annual Meeting. The Company will determine whether to include a proposal in the 2020 proxy statement in accordance with the SEC rules governing the solicitation of proxies.

If a stockholder proposal is submitted outside the proposal process mandated by SEC Rule 14a-8, and is submitted instead under the Company’s advance notice Bylaw provision (Section 1.13 of the Bylaws), the proposal must be received by the Company’s Corporate Secretary at Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695 not earlier than December 31, 2019 nor later than January 30, 2020, together with the necessary supporting documentation required under that Bylaw provision. If the date of the 2020 Annual Meeting is advanced by more than 30 days or is delayed by more than 70 days from April 29, 2020, then to be timely the nomination or proposal must be received by the Company no earlier than the 120th day prior to the 2020 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2020 Annual Meeting is first made.

A COPY OF OUR 2018 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES OUR FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, IS ENCLOSED WITH THIS PROXY STATEMENT. IF THE ANNUAL REPORT IS NOT INCLUDED, PLEASE NOTIFY US IN WRITING AT COMPUTER PROGRAMS AND SYSTEMS, INC., ATTENTION: DAVID A. DYE, 6600 WALL STREET, MOBILE, ALABAMA 36695.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by sending a written request to Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695, Attn: Corporate Secretary.

APPENDIX A

COMPUTER PROGRAMS AND SYSTEMS, INC.

2019 INCENTIVE PLAN

1. Purpose; Eligibility.

1.1 General Purpose. The name of this plan is the Computer Programs and Systems, Inc. 2019 Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Computer Programs and Systems, Inc., a Delaware corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business.

1.2 Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3 Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Nonqualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards.

2. Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any other jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Cash Award, or an Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cash Award” means an Award denominated in cash that is granted under Section 7.4 of the Plan.

“Cause” means:

With respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise:

(a) If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b) If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws.

With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (a) malfeasance in office; (b) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the director’s appointment; (d) willful conversion of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means:

(a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company;

(b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c) The date which is ten (10) business days prior to the consummation of a complete liquidation or dissolution of the Company;

(d) The acquisition by any Person of Beneficial Ownership of 50% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

(e) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

Notwithstanding anything in the Plan to the contrary (including (a)-(e) above), to the extent any Award constitutes “deferred compensation” and such “deferred compensation” is payable upon a Change in Control, then the definition of Change in Control shall be as provided in Section 409A of the Code; provided, however, the following rules shall also apply: (i) a “change in the effective control” shall only be a Change in Control, if such change constitutes a more than 50% “change in effective control” of the Company; and (ii) a “change in the ownership of a substantial portion of the assets” shall only be a Change in Control, if such change constitutes a more than 50% “change in the ownership of a substantial portion of the assets” of the Company.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common stock, $0.001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means Computer Programs and Systems, Inc., a Delaware corporation, and any successor thereto.

“Consultant” means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with a “Separation from Service” as defined under Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Director” means a member of the Board.

“Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.9 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.9 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled, provided such determination is consistent with Treasury Regulation Section 1.409A-3(i)(4).

“Disqualifying Disposition” has the meaning set forth in Section 14.11.

“Dividend Equivalents” has the meaning set forth in Section 7.2.

“Effective Date” shall mean the date as of which this Plan is adopted by the Board.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee in accordance with Section 409A of the Code and such determination shall be conclusive and binding on all persons.

“Fiscal Year” means the Company’s fiscal year.

“Free Standing Rights” has the meaning set forth in Section 7.1(a).

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board shall be an Incumbent Director.

“ISO Limit” has the meaning set forth in Section 4.3.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 7.4 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Award.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Performance Share Award” means any Award granted pursuant to Section 7.3 hereof.

“Permitted Transferee” means a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means this Computer Programs and Systems, Inc. 2019 Incentive Plan, as amended and/or amended and restated from time to time.

“Related Rights” has the meaning set forth in Section 7.1(a).

“Restricted Award” means any Award granted pursuant to Section 7.2(a).

“Restricted Stock Units” has the meaning set forth in Section 7.2(a).

“Restricted Period” has the meaning set forth in Section 7.2(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

“Substitute Award” has the meaning set forth in Section 4.6.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

“Vested Unit” has the meaning set forth in Section 7.2(d).

3. Administration.

3.1 Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee (or the Board, as the case may be) shall have the authority:

(a) to construe and interpret the Plan and apply its provisions;

(b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(e) to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f) from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;

(g) to determine the number of shares of Common Stock, if any, to be made subject to each Award;

(h) to determine whether each Option is to be an Incentive Stock Option or a Nonqualified Stock Option;

(i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

(k) in accordance and consistent with Section 409A of the Code, to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting or the term of any outstanding Award or extending the exercise period of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(l) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(m) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(n) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

In accordance and consistent with Section 409A of the Code, the Committee also may modify the purchase price or the exercise price of any outstanding Award, provided, however, that no adjustment or reduction of the exercise price of any outstanding Option or Stock Appreciation Right in the event of a decline in Common Stock price shall be permitted without stockholder approval. The foregoing prohibition includes (i) reducing the exercise price of outstanding Options or Stock Appreciation Rights; (ii) cancelling outstanding Options or Stock Appreciation Rights in connection with the granting of Options or Stock Appreciation Rights with a lower exercise price to the same individual; (iii) cancelling Options or Stock Appreciation Rights with an exercise price in excess of the current Fair Market Value in exchange for a cash payment or other Awards(s); and (iv) taking any other action that would be treated as a repricing of an Option or Stock Appreciation Right under the rules of the primary securities exchange or similar entity on which the Common Stock is listed.

3.2 Committee Decisions Final. All decisions made by the Committee (or the Board, as the case may be) pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3 Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4 Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4. Shares Subject to the Plan.

4.1 Subject to adjustment in accordance with Section 11, no more than 1,000,000 shares of Common Stock, plus the number of shares of Common Stock underlying any award granted under the Computer Programs and Systems, Inc. Amended and Restated 2014 Incentive Plan or the Computer Programs and Systems, Inc. Amended and Restated 2012 Restricted Stock Plan for Non-Employee Directors that expires, terminates or is cancelled or forfeited under the terms of such plans, shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). Performance Share Awards shall be counted assuming maximum performance results (if applicable) until such time as actual performance results can be determined. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2 Shares of Common Stock available for issuance by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3 Subject to adjustment in accordance with Section 11, no more than 100,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

4.4 The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Director, together with any cash fees paid to such Director during the Fiscal Year, shall not exceed a total value of $400,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.5 Any shares of Common Stock subject to an Award that expires or is cancelled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: (1) shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Award, (b) shares delivered by a Participant or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award, and (2) shares repurchased on the open market with the proceeds of an Option Exercise Price shall not again be made available for issuance under the Plan. Furthermore, notwithstanding that an Award is settled by the delivery of a net number of shares, the full number of shares underlying such Award shall not be available for subsequent Awards under the Plan. Shares subject to Awards that are settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

4.6 In accordance and consistent with Section 409A of the Code, Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

5. Eligibility.

5.1 Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

5.2 Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five (5) years from the Grant Date.

6. Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. No Options may be granted under the Plan that provide for automatic grants of new Options when a Participant pays the exercise price of a previously granted Option by delivering shares of Common Stock owned by such Participant. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Term. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date. The term of a Nonqualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date.

6.2 Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3 Exercise Price of a Nonqualified Stock Option. The Option Exercise Price of each Nonqualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Nonqualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4 Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) through a “cashless” exercise program established with a broker; (iii) by a reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Award Agreement, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system), an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan. No Option may be exercised for a fraction of a share of Common Stock.

6.5 Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6 Transferability of a Nonqualified Stock Option. A Nonqualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Nonqualified Stock Option does not provide for transferability, then the Nonqualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7 Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.8 Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three (3) months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.9 Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date twelve (12) months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.10 Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date twelve (12) months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

6.12 Dividend Equivalents on Options. In no event shall any Dividend Equivalents be paid with respect to any Options until such Options are vested, it being understood that Dividend Equivalents may be credited with respect to such awards, with payment subject to such awards actually vesting (if any). In any event, any such payment shall be made no later than two and one-half (2 1⁄2) months following the end of the calendar year in which such vesting occurs.

7. Provisions of Awards Other Than Options.

7.1 Stock Appreciation Rights.

(a) General. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

(b) Grant Requirements. Any Related Right that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c) Term of Stock Appreciation Rights. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(d) Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock.

(e) Exercise Price. The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one (1) share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied.

(f) Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

(g) Dividend Equivalents on Stock Appreciation Rights. In no event shall any Dividend Equivalents be paid with respect to any Stock Appreciation Rights until such awards are vested, it being understood that Dividend Equivalents may be credited with respect to such awards, with payment subject to such awards actually vesting (if any). In any event, any such payment shall be made no later than two and one-half (2 1⁄2) months following the end of the calendar year in which such vesting occurs.

7.2 Restricted Awards.

(a) General. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Restricted Stock and Restricted Stock Units.

(i) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends.

(ii) The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, each Restricted Stock Unit (representing one (1) share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one (1) share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit (in any event, no later than two and one-half (2 1⁄2) months following the year in which such settlement occurs) and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share). Upon the expiration of the Restricted Period (in any event, no later than two and one-half (2 1⁄2) months following the year in which such expiration occurs) with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one (1) share of Common Stock for each such outstanding vested Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.2(b)(ii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to each Vested Unit. No Restricted Award may be granted or settled for a fraction of a share of Common Stock.

(e) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.3 Performance Share Awards.

(a) Grant of Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 7.3, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

(b) Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee. No payout or issuance of shares of Common Stock shall be made with respect to any Performance Share Award except upon written certification by the Committee that the minimum threshold Performance Goal(s) have been achieved. Unless otherwise provided in an Award Agreement, any such payment shall be made no later than two and one-half (2 1⁄2) months following the end of the calendar year in which the applicable Performance Period ends.

(c) Dividend Equivalents on Performance Share Awards. In no event shall any Dividend Equivalents be paid with respect to any Performance Share Awards until such awards are vested, it being understood that Dividend Equivalents may be credited with respect to such Performance Share Awards, with payment subject to such awards actually vesting (if any). In any event, any such payment shall be made no later than two and one-half (2 1⁄2) months following the end of the calendar year in which such vesting occurs.

7.4 Other Equity-Based Awards and Cash Awards. The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Other Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine. Unless otherwise provided in an Award Agreement, payment of any such Other Equity-Based Award or Cash Award shall be made no later than two and one-half (2 1⁄2) months following the end of the calendar year in which vesting occurs.

8. Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9. Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10. Miscellaneous.

10.1 Acceleration of Exercisability and Vesting; Minimum Vesting Requirement. In accordance and consistent with Section 409A of the Code, the Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than Cash Awards) shall vest no earlier than one (1) year after the Grant Date; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) shares delivered in lieu of fully vested Cash Awards and (iii) any additional Awards the Committee may grant, up to a maximum of 5% of the Total Share Reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 11); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award in the terms of any Award Agreement upon the occurrence of a specified event.

10.2 Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee or the service of a Consultant with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4 Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.5 Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

11. Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, and the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Nonqualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Nonqualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12. Effect of Change in Control.

12.1 Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a) In the event of a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units.

(b) With respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Awards in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee. The payment of such partial or full Award shall take place no later than two and one-half (2 1⁄2) months following the end of the calendar year in which such Change in Control occurs.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

12.2 In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

12.3 The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13. Amendment of the Plan and Awards.

13.1 Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

13.2 Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

13.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.5 Amendment of Awards. In accordance and consistent with Section 409A of the Code, the Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14. General Provisions.

14.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

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14.2 Clawback. Notwithstanding any other provisions in this Plan, in accordance and consistent with Section 409A of the Code, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

14.3 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.4 Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board, nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.5 Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 11.

14.6 Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, thirty (30) days shall be considered a reasonable period of time.

14.7 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.8 Other Provisions; Employment Agreements. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement shall govern.

14.9 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, none of the Company, the Board or the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and none of the Company, the Board or the Committee will have any liability to any Participant for such tax or penalty.

14.10 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Grant Date of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

14.11 Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.11, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.12 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If no valid beneficiary designation form is on file with the Company at the time of a Participant’s death, the default beneficiary of such Participant shall be the Participant’s spouse, if any, then to any children equally, per stirpes.

14.13 Expenses. The costs of administering the Plan shall be paid by the Company.

14.14 Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

14.15 Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.16 Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

15. Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16. Termination or Suspension of the Plan. The Plan shall terminate automatically on March 7, 2029. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

17. Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

As adopted by the Board of Directors of Computer Programs and Systems, Inc. on March 7, 2019.

As approved by the stockholders of Computer Programs and Systems, Inc. on April 29, 2019.

ANNUAL MEETING OF COMPUTER PROGRAMS AND SYSTEMS, INC.

Date:	April 29, 2019
Time:	08:00 A.M. (Central Time)
Place:	The Battle House Renaissance Mobile Hotel & Spa 26 North Royal Street Mobile, Alabama 36602

Please make your marks like this: ☒ Use dark black pencil or pen only Board of Directors Recommends a Vote FOR proposals 1, 2, 3 and 4.

1: Election of Class II Directors				Directors Recommend
	For	Against	Abstain
01 J. Boyd Douglas	☐	☐	☐	For
02 Charles P. Huffman	☐	☐	☐	For
03 Denise W. Warren	☐	☐	☐	For

	For	Against	Abstain

2: To approve the adoption of the Computer Programs and Systems, Inc. 2019 Incentive Plan.

3: To approve on an advisory basis the compensation of the Company’s named executive officers.	☐	☐	☐	For

4: To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2019.	☐	☐	☐	For

5: To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Computer Programs and Systems, Inc.

to be held on Monday, April 29, 2019

for Holders as of March 4, 2019

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTED BY:	TELEPHONE
Go To		866-509-1050
www.proxypush.com/CPSI • Cast your vote online. • View Meeting Documents.	OR MAIL	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints J. Boyd Douglas and Matt J. Chambless, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Computer Programs and Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4.

All votes must be received by 05:00 P.M., Central Time, April 28, 2019.
PROXY TABULATOR FOR COMPUTER PROGRAMS AND SYSTEMS, INC.
P.O. BOX 8016 CARY, NC 27512-9903

Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy — Computer Programs and Systems, Inc.
Annual Meeting of Stockholders
April 29, 2019, 8:00 a.m. (Central Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints J. Boyd Douglas and Matt J. Chambless (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Computer Programs and Systems, Inc., a Delaware corporation (“the Company”), at the Annual Meeting of Stockholders of the Company to be held at The Battle House Renaissance Mobile Hotel & Spa, 26 North Royal Street Mobile, Alabama 36602, on Monday, April 29, 2019 at 8:00 a.m. (CDT) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:
1.	Proposal 1 — Election of Class II Directors;
2.	Proposal 2 — Adoption of the Computer Programs and Systems, Inc. 2019 Incentive Plan;
3.	Proposal 3 — Advisory vote on compensation of named executive officers;
4.	Proposal 4 — Ratification of the appointment of the Company’s independent registered public accountants; and
5.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The three (3) directors up for re-election are: J. Boyd Douglas, Charles P. Huffman and Denise W. Warren.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” proposals 2, 3 and 4.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

                To attend the meeting and vote your shares            ☐

                 in person, please mark this box.